As Filed with the Securities and Exchange Commission on February 6, 2002

                                                    Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           KeySpan Corporation                               New York                               11-3431358
           KeySpan Trust I                                   Delaware                               11-6563698
           KeySpan Trust II                                  Delaware                               11-3622443
           KeySpan Trust III                                 Delaware                               11-6563239

 (Exact Name of Registrant as Specified in       (State or Other Jurisdiction of         (I.R.S. Employer Identification
               its Charter)                       Incorporation or Organization)                     Number)

                            Steven L. Zelkowitz, Esq.
                 One MetroTech Center, Brooklyn, New York 11201
              175 East Old Country Road, Hicksville, New York 11801
                            (718) 403-1000 (Brooklyn)
                           (516) 755-6650 (Hicksville)
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                         offices and agent for service)

                                    Copy to:
                             Raymond W. Wagner, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                          New York, New York 10017-3954

                     -------------------------------------

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE
                              (See following page)

                  --------------------------------------------

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                         Proposed Maximum
            Title of Each Class of                                      Aggregate Offering       Proposed Maximum        Amount of
               Securities to be                     Amount to be             Price Per          Aggregate Offering     Registration
                  Registered                       Registered (1)          Security (2)          Price (3)(4)(5)          Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities of KeySpan Corporation (5).
-----------------------------------------------
Trust Preferred Securities of the Trusts (6)
-----------------------------------------------
Guarantees of Trust Preferred Securities of
    the Trusts and certain back-up
    obligations (7)........................
-----------------------------------------------
Preferred Stock, par value $.01 per share, of
    KeySpan Corporation (8)................
-----------------------------------------------
Depositary Shares (9)......................
-----------------------------------------------
Common Stock, par value $.01 per share, of
    KeySpan Corporation (10)...............
-----------------------------------------------
Rights to purchase Series D Preferred Stock,
    par value $.01 per share, of KeySpan
    Corporation  (11)......................
-----------------------------------------------
Stock Purchase Contracts of KeySpan
    Corporation (12).......................
-----------------------------------------------
Stock Purchase Units (13)..................
-----------------------------------------------
Warrants of KeySpan
    Corporation (14).......................
-----------------------------------------------
Warrant Units (15).........................
-----------------------------------------------
    Total..................................        $1,200,000,000                                 $1,200,000,000         $110,400
====================================================================================================================================

(1) Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities that is registered hereby.

(2) The Proposed Maximum Aggregate Offering Price Per Security will be determined from time to time by the relevant Registrant in connection with the issuance by that Registrant of the securities registered hereunder.

(3) The Proposed Maximum Aggregate Offering Price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities issued, rather than the principal amount of securities that may be issued at a discount and shall not exceed $1,200,000,000 or the equivalent thereof, based on the exchange rate on the applicable offering date, in one or more currencies or currency units identified by the applicable Registrant at the time of offering.

(4)      Excluding accrued interest, distributions and dividends, if any.

(5) An indeterminate number of debt securities of KeySpan Corporation are covered by this registration statement. Debt securities may be issued
         (a) separately, (b) as part of stock purchase units or warrant units which are registered hereby or (c) upon exercise of warrants to purchase debt securities which are registered hereby.

(6) An indeterminate number of trust preferred securities of KeySpan Trust I, KeySpan Trust II and KeySpan Trust III (each a "Trust") are covered by this registration statement. Trust preferred securities may be issued separately or as part of stock purchase units or warrant units which are registered hereby. Debt securities of KeySpan may be issued to any Trust in exchange for trust preferred securities, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution of such Trust and the distribution of the assets thereof.

(7) Includes the rights of holders of the trust preferred securities under any guarantees and certain back-up undertakings, comprised of the obligations of KeySpan Corporation, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the trust preferred securities) and such obligations of KeySpan Corporation as set forth in the amended and restated declaration of trust of each Trust and the related indenture, in each case as further described in the registration statement. The guarantees, when taken together with KeySpan Corporation's obligations under the debt securities, the related indenture and the amended and restated declaration of trust, will provide a full and unconditional guarantee by KeySpan Corporation of payments due on the trust preferred securities. No separate consideration will be received for any guarantees or such back-up obligations.

(8) An indeterminate number of shares of preferred stock of KeySpan Corporation are covered by this registration statement. Preferred stock may be issued (a) separately, (b) as part of stock purchase units which are registered hereby or (c) upon exercise of warrants to purchase preferred stock which are registered hereby.

(9) An indeterminate number of depositary shares, representing fractional interests in the preferred stock of KeySpan Corporation, are covered by this registration statement. In the event KeySpan Corporation elects to offer to the public such fractional interests, the depositary shares will be issued to a depositary under a deposit agreement. Depositary shares may be issued (a) separately, (b) as part of stock purchase units or warrant units which are registered hereby or (c) upon exercise of warrants to purchase depositary shares which are registered hereby.

(10) An indeterminate number of shares of common stock, par value $.01 per share of KeySpan Corporation are covered by this registration statement. Common stock may be issued (a) separately, (b) upon the conversion of either the debt securities or the shares of preferred stock of KeySpan Corporation, or trust preferred securities of a Trust, each of which are registered hereby, (c) upon settlement of stock purchase contracts of KeySpan Corporation or stock purchase units, each of which are registered hereby or (d) upon exercise of warrants to purchase common stock which are registered hereby. Shares of common stock issued upon conversion of debt securities, preferred stock or trust preferred securities will be issued without the payment of additional consideration.

(11) An indeterminate number of rights to purchase Series D Preferred Stock, par value $0.01 per share, of KeySpan Corporation (the "Rights"), are covered by this registration statement. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from shares of common stock of KeySpan Corporation. The value, if any, attributable to those Rights is reflected in the market price of the common stock.

(12) An indeterminate number of stock purchase contracts of KeySpan Corporation are covered by this registration statement. Each stock purchase contract may be issued separately or as part of a stock purchase unit. A stock purchase contract obligates the holder, upon settlement, to purchase an indeterminate number of shares of common stock of KeySpan Corporation. If a stock purchase contract is issued as part of a stock purchase unit, no separate consideration will be received for the stock purchase contract.

(13) An indeterminate number of stock purchase units are covered by this registration statement. Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of KeySpan Corporation and attached Rights and (b) a debt security of KeySpan Corporation, a share of preferred stock of KeySpan Corporation or a depositary share relating to that preferred stock, a trust preferred security of a Trust or a debt obligation of a third party, including a U.S. Treasury security. Each debt security, share of preferred stock or depositary share relating to preferred stock or debt obligation of a third party may be pledged to secure the obligation of the holder to purchase common stock.

(14) An indeterminate number of warrants, representing rights to purchase preferred stock, depositary shares, common stock or debt securities of KeySpan Corporation, each of which is registered hereby, are covered by this registration statement.

(15) An indeterminate number of warrant units are covered by this registration statement. Each warrant unit consists of (a) a warrant under which the holder, upon exercise, will purchase an indeterminate number of shares of common stock of KeySpan Corporation and (b) a debt security of KeySpan Corporation, a share of preferred stock of KeySpan Corporation or depositary shares relating to that preferred stock, or a trust preferred security of a Trust.

         As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to the same classes of securities of the Registrants previously registered under the Registration Statement on Form S-3 (No. 333-60294) of the Registrants. A filing fee of $125,000 was paid in connection with $500,000,000 of securities that remain eligible to be sold under such Registration Statement. This registration statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-60294, which shall become effective concurrently with this registration statement in accordance with 8(c) of the Securities Act.


================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2002


                                   PROSPECTUS

                                     [LOGO]


                               KEYSPAN CORPORATION

                                 $1,700,000,000

                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                  Common Stock
                              Stock Purchase Units
                            Stock Purchase Contracts
                                    Warrants
                                  Warrant Units

                                 KEYSPAN TRUST I
                                KEYSPAN TRUST II
                                KEYSPAN TRUST III

                           Trust Preferred Securities

                 Guaranteed, to the extent set forth herein, by
                               KEYSPAN CORPORATION

         KeySpan Corporation will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2002.

                                TABLE OF CONTENTS

                                                                                                         Page
About This Prospectus...............................................................................................i
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Risk Factors........................................................................................................1
------------
Forward-Looking Statements..........................................................................................3
--------------------------
Keyspan Corporation.................................................................................................4
-------------------
The Trusts..........................................................................................................5
----------
Use of Proceeds.....................................................................................................5
---------------
Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock
-------------------------------------------------------------------------------------------------
     Dividends......................................................................................................5
     ---------
Description of Debt Securities......................................................................................7
------------------------------
Description of Preferred Stock.....................................................................................21
------------------------------
Description of Depositary Shares...................................................................................24
--------------------------------
Description of the Trust Preferred Securities......................................................................27
---------------------------------------------
Description of Common Stock........................................................................................39
---------------------------
Description of Stock Purchase Contracts and Stock Purchase Units...................................................43
----------------------------------------------------------------
Description of Warrants and Warrant Units..........................................................................44
-----------------------------------------
United States Federal Income Tax Consequences......................................................................46
---------------------------------------------
ERISA Considerations...............................................................................................64
--------------------
Plan of Distribution...............................................................................................68
--------------------
Legal Opinions.....................................................................................................69
--------------
Experts............................................................................................................69
-------
Where You Can Find More Information................................................................................70
-----------------------------------

                              About This Prospectus


         As used in this prospectus and any prospectus supplement or term sheet, "KeySpan" generally means KeySpan Corporation, together with its consolidated subsidiaries. However, in the descriptions of the securities offered in this prospectus and related risk factors, "KeySpan" means KeySpan Corporation and not any of its subsidiaries.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. KeySpan has not authorized anyone else to provide you with different information. KeySpan is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                                  Risk Factors


         In addition to the risk factors discussed below relating to trust preferred securities, if appropriate, we will include risk factors relating to securities offered using this prospectus in the prospectus supplement relating to the offered securities.

Risk Factors Relating to the Trust Preferred Securities

         Your investment in the trust preferred securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the trust preferred securities is suitable for you.

      KeySpan is not required to pay you under the guarantee and the subordinated debt securities unless it first makes other required payments.

         KeySpan's obligations under the subordinated debt securities will rank junior to all of its senior debt. This means that KeySpan cannot make any payments on the subordinated debt securities if it defaults on a payment of senior debt and does not cure the default within the applicable grace period or if the senior debt becomes immediately due because of a default and has not yet been paid in full. In addition, KeySpan's obligations under the subordinated debt securities will be effectively subordinated to all of the existing and future liabilities of its subsidiaries. KeySpan's obligations under the guarantee are subordinated to all of its other liabilities. This means that KeySpan cannot make any payments on the guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of KeySpan, its assets would be available to pay obligations under the guarantee only after it has made all payments on its other liabilities.

         Neither the trust preferred securities, the subordinated debt securities nor the guarantee limit KeySpan's ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities and the guarantee.

      KeySpan is not required to pay you under the guarantee if the relevant trust does not have cash available.

         The ability of each trust to make payments on the trust preferred securities is solely dependent upon KeySpan making the related payments on the subordinated debt securities when due.

         If KeySpan defaults on its obligations to make payments on the subordinated debt securities, the trusts will not have sufficient funds to make payments on the trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

      Deferral of distributions would have adverse tax consequences for you and may adversely affect the trading price of the trust preferred securities.

         If distributions on the trust preferred securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the subordinated debt securities held by the trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the trust preferred securities before the end of any deferral period or before the record date relating to distributions which are paid.

         KeySpan has no current intention of deferring interest payments on the subordinated debt securities and believes that such deferral is a remote possibility. However, if KeySpan exercises its right to do so in the future, the trust preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the subordinated debt securities. If you sell the trust preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the trust preferred securities. In addition, the existence of KeySpan's right to defer payments of interest on the subordinated debt securities may mean that the market price for the trust preferred securities, which represent an undivided beneficial interest in the subordinated debt securities, may be more volatile than other securities that do not have these rights.

      You should not rely on the distributions from the trust preferred securities through their maturity date--they may be redeemed at any time if specified changes in tax or investment company law occur.

         If specified changes in tax or investment company law occur and other specified conditions are satisfied, the trust preferred securities could be redeemed by the trusts at a redemption price equal to their issue price plus any accrued and unpaid distributions.

      You should not rely on the distributions from the trust preferred securities through their maturity date--they may be redeemed at KeySpan's option.

         The trust preferred securities may be redeemed in whole, at any time, or in part, from time to time, at a redemption price equal to their issue price plus any accrued and unpaid distributions. You should assume that this redemption option will be exercised if KeySpan is able to refinance at a lower interest rate or it is otherwise in its interest to redeem the subordinated debt securities. If KeySpan redeems the subordinated debt securities, the trusts must redeem the trust preferred securities in an aggregate liquidation amount equal to the aggregate principal amount of subordinated debt securities redeemed.

      You may suffer a loss if subordinated debt securities are distributed to you in exchange for preferred securities because market prices for the preferred securities and the subordinated debt securities may not be equal.

         KeySpan cannot give you any assurance as to the market prices for the preferred securities or the subordinated debt securities that may be distributed in exchange for preferred securities. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the subordinated debt securities that a holder of preferred securities may receive in exchange for preferred securities, may trade at a discount to the price that the investor paid to purchase the preferred securities.

      You could suffer adverse tax consequences if KeySpan terminates the trusts and distributes the subordinated debt securities to holders.

         KeySpan has the right to terminate the trust at any time. If KeySpan decides to exercise this right, the trust will redeem the trust preferred securities by distributing subordinated debt securities to holders of the trust preferred securities on a proportionate basis.

         Under current United States federal income tax law, a distribution of subordinated debt securities to you on the dissolution of the trust should not be a taxable event to you. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of subordinated debt securities to you may be a taxable event to you.

      Possible tax law changes may affect the trust preferred securities.

         On January 24, 2002, legislation was proposed that generally would deny the interest deduction for interest paid or accrued on debt instruments that are not included as liabilities in the certified annual report of the issuer. If this provision were to apply to the subordinated debt securities, KeySpan would not be able to deduct interest payments on the subordinated debt securities. This provision is proposed to be effective for instruments issued on or after the date of enactment of such legislation. There can be no assurance that the proposed legislation, future legislative proposals or any final legislation will not adversely affect the ability of KeySpan to deduct interest on the subordinated debt securities or otherwise affect the tax treatment of KeySpan or the investors in the trust preferred securities as described in this registration statement. Such a change could give rise to a tax event, which would permit KeySpan to redeem the subordinated debt securities. Such redemption would cause a mandatory redemption of the trust preferred securities and would constitute a taxable event as described under "United States Federal Income Tax Consequences--Trust preferred securities--Consequences to United States holders--Sales of trust preferred securities or redemption of subordinated debt securities." See also "Description of the Trust Preferred Securities--Special event redemption" in this registration statement.

      Because you have limited voting rights, you may not be able to prevent the trusts from taking actions you may not agree with.

         You will have limited voting rights. In particular, except for the limited exceptions described below, only KeySpan can elect or remove any of the trustees.

                           Forward-Looking Statements


         Some of the information included in this prospectus, any prospectus supplement or term sheet and the documents KeySpan has incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to future events or KeySpan's future financial performance. KeySpan uses words such as "anticipate," "believe," "expect," "may," "project," "will" or other similar words to identify forward-looking statements.

         Without limiting the foregoing, all statements relating to KeySpan's

          -    future outlook,

          -    anticipated capital expenditures,

          -    future cash flows and borrowings,

          -    pursuit of potential future acquisition opportunities, and

          -    sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that KeySpan believes are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

         Among the factors that could cause actual results to differ materially are:

          - general economic conditions, especially in the Northeast United States;

          -    available sources and costs of fuel;

          - volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity;

          - potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves;

          -    federal   and  state   regulatory   initiatives   that   increase
               competition, threaten cost and investment recovery and impact rate structure;

          -    KeySpan's ability to successfully reduce its cost structures;

          - the exercise by LIPA of its right to acquire our Long Island generation operations and the deployment of the proceeds received in connection therewith;

          -    implementation of new accounting standards;

          - the successful integration of KeySpan's subsidiaries, including Eastern, EnergyNorth and their subsidiaries;

          -    the  degree  to  which  KeySpan  develops   unregulated  business
               ventures, as well as federal and state regulatory policies affecting KeySpan's ability to retain and operate those business ventures;

          -    KeySpan's   ability   to   identify   and   make    complementary
               acquisitions, as well as the successful integration of those acquisitions; and

          -    inflationary trends and interest rates.

         When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any prospectus supplement or term sheet and the documents incorporated by reference. KeySpan will not update these statements unless the securities laws require it to do so.

                               Keyspan Corporation


         KeySpan Corporation, a New York corporation, was formed in May 1998, as a result of the business combination of KeySpan Energy Corporation, the parent of The Brooklyn Union Gas Company, and certain businesses of the Long Island Lighting Company. KeySpan has assets of more than $11.5 billion and approximately 2.5 million gas customers throughout the Northeast.

         KeySpan's core business is gas distribution, conducted by its six regulated gas utility subsidiaries: The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York and KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island distribute gas to customers in the Boroughs of Brooklyn, Queens and Staten Island in New York City and the Counties of Nassau and Suffolk on Long Island, respectively; Boston Gas Company, Colonial Gas Company and Essex Gas Company, each doing business as KeySpan Energy Delivery New England, distribute gas to customers in eastern and central Massachusetts; and EnergyNorth Natural Gas, Inc. d/b/a KeySpan Energy Delivery New England distributes gas to customers in central New Hampshire.

         KeySpan is also a major, and growing, generator of electricity. KeySpan owns and operates five large generating plants and 42 smaller facilities in Nassau and Suffolk Counties on Long Island and leases and operates a major facility in Queens County in New York City. Under contractual arrangements, KeySpan provides power, electric transmission and distribution services operation and maintenance, billing and other customer services for approximately one million electric customers of the Long Island Power Authority on Long Island.

         KeySpan's other subsidiaries are involved in oil and gas exploration and production; gas storage; wholesale and retail gas and electric marketing; appliance service; heating, ventilation and air conditioning installation and services; large energy-system ownership, installation and management; telecommunications; energy-related internet activities; fuel cells; water barging activities, including the hauling of fuel and other cargo; and providing meter reading equipment and services to municipal utilities. KeySpan also invests in, and participates in the development of, pipelines and other energy-related projects, domestically and internationally.

         KeySpan is a registered holding company under the Public Utility Holding Company Act of 1935, as amended. Therefore, KeySpan's corporate and financial activities and those of its subsidiaries, including their ability to pay dividends to KeySpan, are subject to regulation by the Securities and Exchange Commission. Under KeySpan's holding company structure, KeySpan has no independent operations or source of income of its own and conducts substantially all of its operations through its subsidiaries and, as a result, KeySpan depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of KeySpan's consolidated assets, earnings and cash flow is derived from the operations of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to KeySpan is subject to regulation by state regulatory authorities.

         KeySpan's principal place of business is One Metro Tech Center, Brooklyn, New York 11201, and its telephone number is (718) 403-1000.

                                   The Trusts


         KeySpan Trust I, KeySpan Trust II and KeySpan Trust III are Delaware business trusts. Their principal place of business is c/o KeySpan Corporation, One Metro Tech Center, Brooklyn, New York 11201, and its telephone number is
(718) 403-1000.

         All of the common securities of the trusts will be owned by KeySpan. KeySpan will issue a series of subordinated debt securities to the trust in exchange for the trust common securities and the trust preferred securities. KeySpan will simultaneously sell the trust preferred securities to the public. The subordinated debt securities will have the same financial terms as the trust preferred securities.

         There are five trustees of each trust. Three of them, referred to as regular trustees, are officers of KeySpan. JPMorgan Chase Bank will act as the property trustee of each trust, and Chase Manhattan Bank USA, National Association will act as the Delaware trustee.

                                 Use of Proceeds


         Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for KeySpan's general corporate purposes.

 Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges
                        and Preferred Stock Dividends


         The following table shows KeySpan's consolidated ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                             Twelve Months                                    Nine Months                                Nine Months
                               Ended                                            Ended                                       Ended
                              December 31,    Twelve Months Ended March 31,    December 31,   Year Ended December 31,  September 30,
                                1996(a)       1997(a)        1998(a)             1998          1999          2000           2001
                                ----          ----           ----                ----          ----          ----           ----
Ratio of Earnings to Fixed
   Charges                        2.15           2.21            2.44            (b)           3.23          3.02           2.06
Ratio of Earnings to
   Combined Fixed Charges
   and Preferred stock
   Dividends                      1.81           1.85            2.03            (b)           2.47          2.70           2.01

---------------

(a) Represents ratio of earnings to fixed charges and earnings to combined fixed changes and preferred stock dividends, respectively, for KeySpan's predecessor, Long Island Lighting Company.

(b) For the nine months ended December 31, 1998, earnings were insufficient to cover fixed charges by $365.0 million and insufficient to cover combined fixed charges and preferred stock dividends by $409 million. During the nine months ended December 31, 1998, KeySpan incurred the following special charges (after tax): charges associated with the transaction with the Long Island Power Authority of $107.9 million; charges associated with the combination of Long Island Lighting Company's gas and electric services businesses with KeySpan of $83.5 million; an impairment charge of $54.1 million to write-down the value of proved gas reserves; and a charge of $13.0 million to establish a not-for-profit philanthropic foundation.

                         Description of Debt Securities


         The debt securities offered by this prospectus will be unsecured obligations of KeySpan and will be either senior or subordinated debt. The senior debt will be issued under a senior debt indenture and the subordinated debt will be issued under a subordinated debt indenture The senior debt indenture and the form of subordinated debt indenture are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. "Debt securities" in this prospectus refers to both the senior debt securities and the subordinated debt securities.

         The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or term sheet. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from KeySpan or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in both indentures (or in only one indenture, if so indicated). Wherever particular sections or defined terms of the indentures are referred to, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

         Unless otherwise provided in the applicable prospectus supplement, the trustee under each indenture will be JPMorgan Chase Bank.

         Capitalized terms used below are defined under "Material covenants - Defined terms."

Specific terms of each series

         Each time that KeySpan issues a new series of debt securities, the prospectus supplement or term sheet relating to that new series will specify the particular amount, price, whether the debt securities are senior or subordinated debt and other terms of those debt securities. These terms may include:

          -    the title of the debt securities;

          -    any limit on the total principal amount of the debt securities;

          - the date or dates on which the principal of the debt securities will be payable or their manner of determination;

          - the interest rate or rates of the debt securities; the date or dates from which interest will accrue on the debt securities; and the interest payment dates and the regular record dates for the debt securities; or, in each case, their manner of determination;

          - the place or places where the principal of and premium and interest on the debt securities will be paid;

          - the period or periods within which, the price or prices at which and the terms on which any of the debt securities may be redeemed, in whole or in part at KeySpan's option, and any remarketing arrangements;

          - the terms on which KeySpan would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be so redeemed, repaid or purchased in whole or in part;

          - the denomination in which the debt securities will be issued, if other than denominations of $1,000 and any whole multiple thereof;

          - the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

          - whether and under what circumstances KeySpan will pay additional amounts under any debt securities held by a person who is not a U.S. person for tax payments, assessments or other governmental charges and whether KeySpan has the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

          - the form in which KeySpan will issue the debt securities, whether registered, bearer or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

          -    whether   the  debt   securities   will  be  issuable  as  global
               securities;

          - whether the amounts of payments of principal of, premium, if any, and interest, if any, on the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

          - if the debt securities are issuable in definitive form upon the satisfaction of certain conditions, the form and terms of such conditions;

          -    any  trustees,   paying  agents,  transfer  agents,   registrars,
               depositories   or  similar   agents  with  respect  to  the  debt
               securities;

          - any additions or deletions to the terms of the debt securities with respect to the events of default or covenants governing the debt securities;

          - the foreign currency or units of two or more foreign currencies in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S. dollars, and the holders' right, if any, to elect payment in a foreign currency or foreign currency unit other than that in which the debt securities are payable;

          -    whether  and to what  extent the debt  securities  are subject to
               defeasance  on  terms   different  from  those   described  under
               "Defeasance of the indenture;" and

          - any other terms of the debt securities that are not inconsistent with the applicable indenture.

         KeySpan may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If KeySpan issues OID debt securities, the prospectus supplement or term sheet will contain the issue price, the rate at which interest will accrete, and the date from which such interest will accrete on the OID debt securities.

         KeySpan may also issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by KeySpan, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement or term sheet.

         The terms on which a series of debt securities may be convertible into or exchangeable for other securities of KeySpan or another party will be set forth in the prospectus supplement relating to that series. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at KeySpan's option. The terms may include provisions under which the number of other securities to be received by the holders of a series of debt securities may be adjusted. (section 301)

Senior debt

         The senior debt securities will rank on an equal basis with all of KeySpan's other unsecured debt.

Subordinated debt

         Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities.

         Direct holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or other indenture identified in the subordinated debt indenture. (subordinated debt indenture, section 1401)

         Under the subordinated debt indenture, "senior indebtedness" includes all of our obligations to pay principal, premium, interest, penalties, fees and other charges:

          -    for borrowed money;

          - in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

          -    under capital leases;

          -    under  letters  of  credit,   bankers'   acceptances  or  similar
               facilities;

          - issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

          -    under swaps and other hedging arrangements;

          - pursuant to our guarantee of another entity's obligations and all dividend obligations guaranteed by us; and

          - to satisfy the expenses and fees of the subordinated debt indenture trustee under the subordinated debt indenture.

          The  following   types  of  our   indebtedness   will  not  be  senior
               indebtedness:

          -    indebtedness we owe to a subsidiary of ours;

          - indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

          - indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

          - indebtedness we owe to any trust (other than the trusts that are issuers of the preferred securities described in this prospectus), or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities; and

          - indebtedness we may incur in violation of the subordinated debt indenture.

         The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

          - in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or (subordinated debt indenture, section 1402)

          - (a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness; whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b). (subordinated debt indenture, section 1403)

         If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.
(subordinated debt indenture, section 1403)

         Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied. (subordinated debt indenture, section 501)

         The prospectus supplement may include a description of additional terms implementing the subordination feature.

Form and denomination

         The prospectus supplement or term sheet will describe the form which the debt securities will have, including insertions, omissions, substitutions and other variations permitted by the applicable indenture and any legends required by any laws, rules or regulations. (section 201)

         KeySpan will issue debt securities in denominations of $1,000 and whole multiples thereof, unless the prospectus supplement or term sheet states otherwise. (section 302)

Payment

         KeySpan will pay principal of and premium and interest on its registered debt securities at the place and time described in the debt securities. KeySpan will pay installments of interest on any registered debt security to the person in whose name the registered debt security is registered at the close of business on the regular record date for these payments. KeySpan will pay principal and premium on registered debt securities only against surrender of these debt securities. (section 1001) If KeySpan issues debt securities in bearer form, the prospectus supplement or term sheet will describe where and how payment will be made.

Material covenants

         The senior debt indenture includes each of the material covenants discussed below. The subordinated debt indenture includes the material covenant discussed below under "Limitation on merger, consolidation and sales of assets."

      Lien on assets

         If KeySpan or any of its Gas Utility Subsidiaries mortgages, pledges or otherwise subjects to any lien the whole or any part of any Property which they now own or acquire in the future, then KeySpan or that Gas Utility Subsidiary will secure the debt securities to the same extent and in the same proportion as the debt or other obligation that is secured by each of those mortgages, pledges or other liens. The debt securities will remain secured for the same period as the other debt remains secured. This restriction does not apply, however, to any of the following:

          -    purchase-money mortgages or liens;

          - liens on any property or asset that existed at the time when KeySpan or that Gas Utility Subsidiary acquired that property or asset;

          - any deposit or pledge to secure public or statutory obligations or contractual obligations to Long Island Power Authority;

          - any deposit or pledge with any governmental agency required in order to qualify KeySpan or that Gas Utility Subsidiary to conduct its business, or any part of its business, or to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security;

          - any deposit or pledge with any court, board, commission or governmental agency as security related to the proper conduct of any proceeding before it;

          - any mortgage, pledge or lien on any property or asset of any affiliate of KeySpan other than Gas Utility Subsidiaries, even if the affiliate may have acquired that property or asset from KeySpan or a Gas Utility Subsidiary;

          - any lien granted over receivables or other monetary or regulatory assets granted in connection with a securitization arrangement for those assets to secure KeySpan or one of its Gas Utility Subsidiaries' monetary or regulatory obligations incurred in relation to such securitization arrangements, so long as the principal amount of those obligations does not exceed the aggregate face amount of such receivables or monetary assets;

          - liens for taxes, assessments or governmental charges or levies not yet delinquent or being contested in good faith by KeySpan, if appropriate reserves have been made;

          - liens of landlords and liens of mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by KeySpan, if appropriate reserves have been made;

          - leases or subleases granted to others in the ordinary course of business;

          -    easements,   rights-of-way,   restrictions   and  other   similar
               encumbrances incurred in the ordinary course of business and which do not interfere with the ordinary conduct of business;

          - liens incurred in connection with the issuance by a state or a political subdivision of a state of any securities the interest on which is exempt from federal income taxes under Section 103 of the Internal Revenue Code or any other laws or regulations in effect at the time of the issuance; or

          - liens for the sole purpose of extending, renewing or replacing all or a part of the indebtedness secured by any lien referred to in the foregoing clauses or in this clause.

         Notwithstanding the foregoing, KeySpan and its Gas Utility Subsidiaries may create, incur or permit to exist any lien to secure Indebtedness in addition to those permitted by the preceding sentence, and renew, extend or replace such liens, provided that at the time of such creation, incurrence, renewal, extension or replacement, after giving effect thereto, the aggregate amount of all such Indebtedness of KeySpan and the Gas Utility Subsidiaries and the aggregate Attributable Value of all Sales and Leaseback Transactions of KeySpan and the Gas Utility Subsidiaries at any one time outstanding together shall not exceed 10% of Consolidated Tangible Assets. As of December 31, 2001, Consolidated Tangible Assets were $9.86 billion. (senior debt indenture, section
1007)

      Sale and leaseback transactions

         Neither KeySpan nor any of its Gas Utility Subsidiaries may enter into any Sale and Leaseback unless either:

          - KeySpan and its Gas Utility Subsidiaries would be entitled pursuant to the "--Liens on assets" covenant to create Indebtedness secured by a lien on the Principal Property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the debt securities being equally and ratably secured with, or, at KeySpan's option, prior to, that Indebtedness; or

          - KeySpan or the relevant Gas Utility Subsidiary, within 270 days after the sale or transfer of the relevant assets shall have been made, applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased, as determined by any two directors of KeySpan or the relevant Gas Utility Subsidiary, to:

          - the retirement of Indebtedness of KeySpan ranking prior to or on a parity with the debt securities, incurred or assumed by KeySpan or that Gas Utility Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such Indebtedness or

          - the investment in any Principal Property used in the ordinary course of business. (senior debt indenture, section 1008)

      Limitation on merger, consolidation and sales of assets

         KeySpan may not consolidate with or merge into any other entity or transfer or lease substantially all of its properties and assets to any person unless:

          - the successor is organized under the laws of the United States or a state thereof;

          - the successor assumes by supplemental indenture the obligations of its predecessor-- that is, all of KeySpan's obligations under the debt securities and the applicable indenture; and

          - after giving effect to the transaction, there is no default under the applicable indenture.

         The surviving transferee or lessee corporation will be KeySpan's successor, and KeySpan will be relieved of all obligations under the debt securities and the applicable indenture. (sections 801 and 802)

      Defined terms

         "Attributable Value" means, as to any particular lease under which KeySpan or any of its Gas Utility Subsidiaries is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by KeySpan in accordance with generally accepted financial practice) compounded semi-annually.

         "Capital Stock" of any Person means shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in, however designed, equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

         "Consolidated Tangible Assets" means, as of the date of any determination thereof, the total of all assets which would appear on a consolidated balance sheet of KeySpan and its subsidiaries, prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, at their net book values (after deducting related depreciation, depletion and amortization which, in accordance with U.S. GAAP, should be set aside in connection with the business conducted), but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other intangible assets all as determined in accordance with U.S. GAAP.

         "Gas Utility Subsidiaries" means the following subsidiaries of KeySpan engaged in the distribution and sale at retail of natural gas: The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island, Boston Gas Company, Colonial Gas Company, Essex Gas Company, and EnergyNorth Natural Gas, Inc. d/b/a KEDNE; and any other subsidiary of KeySpan engaged in such activity, provided such subsidiary would be, at any particular time, a Significant Subsidiary.

         "Indebtedness" means, with respect to any Person, without duplication:

(1)  any liability of that Person:

          - for borrowed money or under any reimbursement obligation relating to a letter of credit or similar instrument;

          -    evidenced by a bond, note, debenture or similar instrument;

          - to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; or

          - for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation.

(2) any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability or which is secured by a lien on that Person's Property;

(3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) or (2) above; and

(4) in the case of any of KeySpan's subsidiaries, the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any such subsidiary in the event of any voluntary or involuntary liquidation, dissolution or winding up, excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its subsidiaries.

         "Person" means any individual, firm, corporation, partnership, association, joint venture, tribunal, limited liability company, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

         "Principal Property" means the real estate, fixtures, pipelines, mains, meters, pipes, valves, compressors and other related personal property primarily used in connection with the transportation, distribution or retail sale of gas by the Gas Utility Subsidiaries.

         "Property" means any asset, revenue or any other property, including capital stock, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

         "Sale and Leaseback Transaction" means any transaction or series of related transactions relating to Principal Property now owned or hereafter acquired whereby KeySpan or one of its Gas Utility Subsidiaries transfers the Principal Property to a Person and KeySpan or one of its Gas Utility Subsidiaries leases it from that Person for a period, including renewals, in excess of three years.

         "Significant Subsidiary" has the meaning specified, as of the date of the indenture, in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

Registration of transfer and exchange

         All debt securities issued upon any registration of transfer or exchange of debt securities will be valid obligations of KeySpan, evidencing the same debt and entitled to the same rights under the applicable indenture as the debt securities surrendered in the registration of transfer or exchange.

      Registration of transfer

     Holders of registered debt securities may present their securities for registration of transfer at the office of one or more security registrars designated and maintained by KeySpan. (section 305)

         KeySpan will not be required to register the transfer of or exchange debt securities under the following conditions:

          - KeySpan will not be required to register the transfer of or exchange any debt securities during a period of 15 days before any selection of those debt securities to be redeemed.

          - KeySpan will not be required to register the transfer of or exchange any debt securities selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

          - KeySpan will not be required to register the transfer of or exchange debt securities of any holder who has exercised an option to require the repurchase of those debt securities prior to their stated maturity date, except the portion not being repurchased. (section 305)

      Exchange

         At your option, you may exchange your registered debt securities of any series, except a global security, as set forth below, for an equal principal amount of other registered debt securities of the same series having authorized denominations upon surrender to KeySpan's designated agent.

         KeySpan may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive registered form. In this case KeySpan will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

         The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive registered form, in which case KeySpan will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person's beneficial interest in the global securities. (section 305)

         Notwithstanding the above, KeySpan will not be required to exchange any debt securities if, as a result of the exchange, KeySpan would suffer adverse consequences under any United States law or regulation.
(section 305)

Global securities

         If KeySpan decides to issue debt securities in the form of one or more global securities, then KeySpan will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

         The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of KeySpan, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defeasance of the indenture

         Unless otherwise specified in the prospectus supplement or term sheet, KeySpan can terminate all of its obligations under the applicable indenture with respect to the debt securities, other than the obligation to pay interest on and the principal of the debt securities and certain other obligations, at any time by:

          - depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities to their maturity; and

          - complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of KeySpan's defeasance.

         In addition, unless otherwise specified in the prospectus supplement or term sheet, KeySpan can terminate all of its obligations under the applicable indenture with respect to the debt securities, including the obligation to pay interest on and the principal of the debt securities, at any time by:

          - depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities to their maturity, and

          - complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the federal tax law since the date of the applicable indenture, to the effect that holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of KeySpan's defeasance. (sections 402-404)

Payments of unclaimed moneys

         Moneys deposited with the trustee or any paying agent for the payment of principal of or premium and interest on any debenture that remains unclaimed for two years will be repaid to KeySpan at its request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to KeySpan and not to the trustee or paying agent. (section 409)

Events of default, notices, and waiver

      Events of default

         An "event of default" regarding any series of debt securities is any one of the following events:

          - default for 30 days in the payment of any interest installment when due and payable;

          - default in the payment of principal or premium when due at its stated maturity, by declaration, when called for redemption or otherwise;

          - default in the performance of any covenant in the debt securities or in the applicable indenture by KeySpan for 60 days after notice to KeySpan by the trustee or by holders of 25% in principal amount of the outstanding debt securities of that series;

          - acceleration of debt securities of another series or any other indebtedness of KeySpan or one of its Significant Subsidiaries for borrowed money, in an aggregate principal amount exceeding $25 million under the terms of the instrument or instruments under which the indebtedness is issued or secured, if the acceleration is not annulled within 30 days after written notice as provided in the applicable indenture;

          - a final, non-appealable judgment or order for the payment of money in excess of $25 million rendered against KeySpan or one of its Significant Subsidiaries that is not paid or discharged within 60 days following entry of such judgment or order;

          - certain events of bankruptcy, insolvency and reorganization involving KeySpan; and

          - any other event of default of that series that is specified in the prospectus supplement or term sheet. (section 501)

         A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series.

         If an event of default for any series of debt securities occurs and is continuing (other than an event of default involving the bankruptcy, insolvency or reorganization of KeySpan), either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, in the case of (a) OID debt securities, a lesser amount as provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of that series, together with any accrued interest on the debt securities, to be immediately due and payable by notice in writing to KeySpan. If it is the holders of debt securities who give notice of that declaration of acceleration to KeySpan, then they must also give notice to the trustee. (section 502)

         If an event of default occurs which involves the bankruptcy, insolvency or reorganization of KeySpan, as set forth above, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, then the portion of the principal amount that is specified in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities) and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. (section 502)

         In order for holders of debt securities to initiate proceedings for a remedy under the applicable indenture, holders of 25% in principal amount of those debt securities must:

          -    first give notice to KeySpan as provided above;

          - request that the relevant trustee initiate a proceeding in its own name; and

          - offer that trustee a reasonable indemnity against costs and liabilities.

If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of the debt securities of the same series, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of that series. (section 507)

         The holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all events of default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (section 502)

         If KeySpan defaults on the payment of any installment of interest and fails to cure the default within 30 days, or if KeySpan defaults on the payment of principal when it becomes due, then the trustee may require KeySpan to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection. (section 503)

         A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. Each indenture requires KeySpan to pay additional amounts necessary to protect holders if a court requires a conversion to be made on a date other than a judgment date.

      Notices

         The trustee is required to give notice to holders of a series of debt securities of a default, which remains uncured or has not been waived and that is known to the trustee, within 90 days after the default has occurred. If a default occurs in the performance of any covenant in the debt securities or the applicable indenture, other than a default in the payment of principal of and premium or interest on any of the debt securities, the trustee shall not give notice to the holders of debt securities until 60 days after the occurrence of the default. The trustee may withhold notice of a default if KeySpan and the trustee determine that doing so is in the best interests of the holders, but may not withhold the notice in the case of a default in the payment of principal of and premium or interest on any of the debt securities or the deposit of any sinking fund payment. (section 602)

      Waiver

         The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default or event of default except a default in the payment of principal of or premium or interest on the debt securities of that series or a default relating to a provision that cannot be amended without the consent of each affected holder. (section 513)

Reports

         KeySpan is required under each indenture to file an officer's certificate with the trustee every year confirming it is complying with all conditions and covenants in that indenture. (section 1005)

         KeySpan must also file with the trustee copies of its annual reports and the information and other documents which KeySpan may be required to file with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. These documents must be filed with the trustee within 15 days after they are required to be filed with the SEC. If KeySpan is not required to file the information, documents or reports under either of these Sections, then KeySpan must file with the trustee and the SEC, in accordance with the rules and regulations of the SEC, the supplementary and periodic information, documents and reports which may be required by Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange, as may be required by the rules and regulations of the SEC.

         Within 30 days of filing the information, documents or reports referred to above with the trustee, KeySpan must mail to the holders of the debt securities any summaries of the information, documents or reports which are required to be sent to the holders by the rules and regulations of the SEC. (section 704)

Rights and duties of the trustee

         The holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or other power conferred on the trustee. The trustee may decline to follow that direction if it would involve the trustee in personal liability or would be illegal. (section 512) During a default, the trustee is required to exercise the standard of care and skill that a prudent man would exercise under the circumstances in the conduct of his own affairs. (section 601) The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee reasonable security or indemnity. (section 603)

     The trustee is entitled, in the absence of bad faith on its part, to rely on an officer's certificate before taking action under the applicable indenture. (section 603)

Supplemental indentures

      Supplemental indentures not requiring consent of holders

         Without the consent of any holders of debt securities, KeySpan and the trustee may supplement the applicable indenture, among other things, to:

          -    pledge   property  to  the  trustee  as  security  for  the  debt
               securities;

          - reflect that another entity has succeeded KeySpan and assumed its covenants and obligations under the debt securities and the applicable indenture;

          - cure any ambiguity or inconsistency in the applicable indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

          - issue and establish the form and terms of any series of debt securities as provided in the applicable indenture;

          - add to KeySpan's covenants further covenants for the benefit of the holders of debt securities and, if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

          - add any additional event of default and, if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

          -    change the trustee or provide for an additional trustee;

          - provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect; or

          - modify the applicable indenture in order to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act. (section 901)

      Supplemental indentures requiring consent of holders

         Each indenture permits KeySpan and the trustee, with the consent of the holders of at least a majority in principal amount of each series of the debt securities that would be affected by a modification of the applicable indenture, to supplement that indenture or modify in any way the terms of that indenture or the rights of the holders of the debt securities. However, without the consent of each holder of all of the debt securities affected by that modification, KeySpan and the trustee may not:

          - reduce the principal of or premium on or change the stated final maturity of any debt security;

          - reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

          - change any of KeySpan's obligations to pay additional amounts under the applicable indenture;

          - reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by KeySpan, or the time when the redemption, repayment or purchase may be made;

          - make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

          - reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

          - impair any right of repayment or purchase at the option of any holder of debt securities;

          - in the case of subordinated debt securities, modify the subordination provisions in the subordinated debt indenture in a manner adverse to the holders of the subordinated debt securities;

          -    impair the conversion rights of any holder of debt securities;

          - modify the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

          - reduce the principal amount of the outstanding debt securities of any series required to supplement the applicable indenture or to waive any of its provisions. (section 902)

         A supplemental indenture which modifies or eliminates a provision intended to benefit the holders of one series of debt securities will not affect the rights under the applicable indenture of holders of other series of debt securities.

Redemption

         The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement or term sheet for that series. Generally, KeySpan must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

          -    the principal amount being redeemed;

          -    the redemption date;

          -    the redemption price;

          -    the place or places of payment;

          -    the CUSIP number of the debt securities being redeemed;

          -    whether the redemption is pursuant to a sinking fund;

          - that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue; and

          - if bearer debt securities are being redeemed, that those bearer debt securities must be accompanied by all coupons maturing after the redemption date or the amount of the missing coupons will be deducted from the redemption price, or indemnity must be furnished, and whether those bearer debt securities may be exchanged for registered debt securities not being redeemed. (section 1104)

         On or before any redemption date, KeySpan will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (section 1103)

         If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (section 1106)

Concerning the trustee

         KeySpan has customary banking relationships with the trustee under each indenture, JPMorgan Chase Bank. Among other services, JPMorgan Chase Bank provides KeySpan with cash management and credit services, including payroll account, lockbox, foreign exchange and investment custody account services. JPMorgan Chase Bank also serves or has served as administrative agent and trustee with respect to other issuances of debt by KeySpan and its subsidiaries and is a member of a syndicate of banks which is party to several credit facilities with KeySpan in a total amount of approximately $1.5 billion. In addition, Chase Securities Inc., an affiliate of JPMorgan Chase Bank, acts as a placement agent for KeySpan's commercial paper program.

Governing law

     The laws of the State of New York govern each indenture and will govern the debt securities. (section 112)

                         Description of Preferred Stock


         The following briefly summarizes the material terms of KeySpan's preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement or term sheet. You should read the particular terms of any series of preferred stock offered by KeySpan, which will be described in more detail in any prospectus supplement or term sheet relating to that series, together with the more detailed provisions of KeySpan's certificate of incorporation and the certificate of amendment relating to each particular series of preferred stock for provisions that may be important to you. The certificate of amendment relating to the particular series of preferred stock offered by the applicable prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

         As of December 31, 2001, KeySpan was authorized to issue 83,000,000 shares of preferred stock, par value $.01 per share, 16,000,000 shares of preferred stock, par value $25 per share and 1,000,000 shares of preferred stock, par value $100 per share.

         At December 31, 2001, KeySpan had 89,706 shares of 6% Series A ESOP Convertible Preferred Stock, par value $100 per share, outstanding; 553,000 shares of 7.07% Preferred Stock Series B, par value $100 per share, outstanding; and 197,000 shares of 7.17% Preferred Stock Series C, par value $100 per share, outstanding. Shares of Series A Preferred Stock were issued to trustees acting on behalf of a KeySpan employee benefit plan; they are convertible into shares of KeySpan's common stock at the option of the holder, redeemable at KeySpan's option beginning January 1, 2004, and redeemable at the option of the holder under specified circumstances. Shares of both the Series B and Series C Preferred Stock are redeemable at KeySpan's option beginning May 28, 2003, and mandatorily redeemable on May 28, 2005, in the case of the Series B Preferred Stock, and on May 28, 2008, in the case of the Series C Preferred Stock. Additionally, if KeySpan fails to pay dividends on either the Series B and Series C Preferred Stock for four consecutive quarterly dividend periods, holders of both series will have the right to appoint two directors to KeySpan's board or directors, who shall remain on the board as long as all dividends on the Series B and Series C Preferred Stock remain unpaid. You should read the more detailed provisions of KeySpan's certificate of incorporation or the certificate of amendment relating to a series of outstanding preferred stock for provisions that may be important to you.

         Under KeySpan's certificate of incorporation, its board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

          -    the number of shares to be included in the series;

          - the designation, powers, preferences and rights of the shares of the series; and

          - the qualifications, limitations or restrictions of that series, except as otherwise stated in the certificate of incorporation.

         Prior to the issuance of any series of preferred stock, KeySpan's board of directors will create and designate the series as a series of preferred stock in a certificate of amendment to the certificate of incorporation. The term "board of directors" includes any duly authorized committee of the board.

         The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of KeySpan and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by KeySpan may have the effect of rendering more difficult or discouraging an acquisition of KeySpan that is deemed undesirable by its board of directors.

         The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of KeySpan.

         The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

         Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, those shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

         Each series of preferred stock may provide that holders of that series are entitled to receive cash dividends, when, as and if declared by KeySpan's board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on KeySpan's books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

         KeySpan may not declare, pay or set apart for payment dividends on the preferred stock unless full cumulative dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been or are simultaneously set apart for payment for all of the other series of preferred stock that pay dividends on a cumulative basis; or the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

         Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

         Similarly, KeySpan may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of KeySpan ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

          - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

          - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

         The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of KeySpan common stock or common stock of a third party.

Redemption

         If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at KeySpan's or the holder's option and/or may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

         Unless KeySpan defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of those shares will terminate except for the right to receive the redemption price.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of KeySpan, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to that series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

         If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and other securities will share in any distribution of KeySpan's available assets on a ratable basis in proportion to the full liquidation preferences. Holders of that series of preferred stock will not be entitled to any other amounts from KeySpan after they have received their full liquidation preference.

Voting Rights

         The holders of shares of preferred stock will have no voting rights, except:

          -    as otherwise stated in the prospectus supplement;

          - as otherwise stated in the certificate of amendment establishing that series; or

          -    as required by applicable law.

                        Description of Depositary Shares


         The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement or term sheet. You should read the particular terms of any depositary shares and any depositary receipts that are offered by KeySpan and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or term sheet. The prospectus supplement or term sheet will also state whether any of the generalized provisions summarized below do not apply, or additional provisions apply, to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the form of deposit agreement.

General

         KeySpan may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If KeySpan does so, it will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

         The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between KeySpan and a bank or trust company selected by KeySpan having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by that depositary share.

         The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and other distributions

         The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. (section 4.01)

         The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make distributions, it may, with KeySpan's approval, sell that property and distribute the net proceeds from that sale to those holders. (section 4.02)

Redemption of preferred stock

         If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

         Whenever KeySpan redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide. (section 2.03)

Conversion of depositary shares

         The depositary shares, as such, are not convertible into shares of common stock or any other securities or property of KeySpan. Nevertheless, if so provided in the applicable prospectus supplement, holders may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct KeySpan to convert the preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of common stock. Upon receipt of instructions and any amounts payable in respect of the conversion, KeySpan will cause the delivery of:

          - a certificate or certificates evidencing the number of whole shares of common stock into which the preferred stock represented by the depositary shares evidenced by those depositary receipt or depositary receipts has or have been converted; and

          -    any money or other property to which the holder is entitled.

         If the depositary shares represented by a depositary receipt are to be converted in part only, a new depositary receipt or depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if any conversion would otherwise result in a fractional share being issued, an amount will be paid in cash by KeySpan equal to the value of the fractional interest based on the closing price of the common stock on the last business day prior to the conversion. (section 2.04)

Voting deposited preferred stock

         Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by that holder's depositary shares. The preferred stock depositary will try to vote the amount of that series of preferred stock represented by the depositary shares in accordance with those instructions.

         KeySpan will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those shares. (section 4.05)

Amendment and termination of the deposit agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between KeySpan and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, which has been amended thereby. (section 6.01) The deposit agreement may be terminated only if:

          -    all outstanding depositary shares have been redeemed; or

          - final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of KeySpan. (section 6.02)

Charges of preferred stock depositary; taxes and other governmental charges

         KeySpan will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. KeySpan will also pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. (section 5.07)

Resignation and removal of depositary

         The preferred stock depositary may resign at any time by delivering to KeySpan notice of its intent to do so, and KeySpan may at any time remove the preferred stock depositary, any resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. The successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. (section 5.04)

Miscellaneous

         The preferred stock depositary will forward all reports and communications from KeySpan which are delivered to the preferred stock depositary and which KeySpan is required to furnish to the holders of the deposited preferred stock. (section 5.05)

         Neither the preferred stock depositary nor KeySpan will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. KeySpan's obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither KeySpan nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. KeySpan and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. (section 5.03)

                  Description of the Trust Preferred Securities


         The trust preferred securities will be issued pursuant to amended and restated declarations of trust. Each declaration will be qualified under the Trust Indenture Act of 1939. JPMorgan Chase Bank will act as trustee under the declaration for purposes of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the relevant amended and restated declaration and those made part of the declaration by the Trust Indenture Act. The declaration will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.

         The following briefly summarizes the material provisions of the amended and restated declarations of trust and the trust preferred securities, other than the pricing and related terms disclosed in an applicable prospectus supplement. You should also read the particular terms of a series of trust preferred securities, which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply, or additional provisions apply, to the trust preferred securities being offered. Wherever particular sections or defined terms of the amended and restated declaration of trust are referred to, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by their reference.

General

         The declaration authorizes the regular trustees to issue both common and trust preferred securities representing undivided beneficial interests in the assets of the trust. (section 3.6) KeySpan will own all of the common securities directly or indirectly. (section 5.2) The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities. If an event of default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. (section 7.1) The declaration does not permit the issuance of any other securities or the incurrence of any indebtedness by the trust. (section 3.7)

         Under the declaration, the property trustee will hold title to the subordinated debt securities issued to the trust for the benefit of the holders of the trust securities. (section 3.8) The payment of distributions out of money held by the trust, and payments upon redemption of the trust securities or liquidation of the trust out of money held by the trust, are guaranteed by KeySpan to the extent described under "Description of the guarantee." The guarantee will be held by JPMorgan Chase Bank, the guarantee trustee, for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay distributions. In that event, the remedy of a holder of trust preferred securities is to:

          - vote to direct the property trustee to enforce the property trustee's rights under the subordinated debt securities (section 7.5); or

          - if the failure of the trust to pay distributions is attributable to KeySpan's failure to pay interest or principal on the subordinated debt securities, sue KeySpan for enforcement of payment to the holder of an amount equal to the aggregate liquidation amount of its trust preferred securities. (section 3.8)

         The terms, if any, on which the subordinated debt securities and, therefore, the trust preferred securities may be convertible into common stock of KeySpan will be set forth in the prospectus supplement relating to those trust preferred securities. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at KeySpan's or the trust's option. These terms may include provisions under which the number of shares of common stock to be received by the holders upon conversion may be adjusted.

Distributions

         Distributions on the trust preferred securities will accrue at the rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the trust preferred securities will be cumulative, will accrue from the date the trust issues the trust preferred securities and will be paid in arrears on the dates specified in the applicable prospectus supplement, unless they are deferred as described below. (section 7.2)

Deferral of distributions

         KeySpan has the right under the subordinated debt indenture to defer interest payments on the subordinated debt securities for a period not exceeding five years during which no interest will be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the subordinated debt securities. As a consequence of any deferral, distributions on the trust preferred securities also would be deferred. During a deferral period, the amount of distributions due to you would continue to accumulate and deferred distributions will themselves accrue additional distributions. When this prospectus refers to any payment of distributions, distributions include any of those additional distributions unless otherwise stated.
(section 7.2)

         Upon the termination of any deferral period and the payment of all amounts then due, KeySpan may commence a new deferral period as discussed above. Consequently, there could be several deferral periods of varying lengths throughout the term of the subordinated debt securities. The regular trustees will give the holders of the trust preferred securities notice of any deferral period upon their receipt of notice from KeySpan. (section 3.6) If distributions are deferred, the deferred distributions on those distributions will be paid to holders of record of the trust preferred securities as they appear on the securities register of the trust on the record date following the termination of the deferral period. (section 7.2) See "--Description of the subordinated debt securities."

Payment of distributions

         Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates. As long as the trust preferred securities remain in book-entry only form, the record dates will be one business day before the distribution dates. Distributions will be paid through the property trustee who will hold amounts received on the subordinated debt securities in a property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each payment will be made in accordance with book-entry procedures to be described in the applicable prospectus supplement.

         If the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed. If any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next day which is a business day, and without any interest or other payment in respect of any delay. However, if that business day is in the next calendar year, the payment will be made on the immediately preceding business day. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by law to close. (section 7.2)

Redemption

         The trust preferred securities will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement, and may be redeemed, in whole or in part, at any time on or after the date specified in the applicable prospectus supplement. The subordinated debt securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a tax event or an investment company event.

         Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the subordinated debt securities, whether in whole or in part, either at KeySpan's option or pursuant to a tax or investment company event, the trust will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debt securities so redeemed at the redemption price. Holders of trust securities will be given not less than 30 days' notice, before any redemption. (section 7.3)

Special event redemption

         "Tax event" means that the regular trustees will have received an opinion of an independent tax counsel experienced in such matters which states that, as a result of any:

          - amendment to, or change in, or announced proposed change in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

          -    official   administrative   pronouncement,   action  or  judicial
               decision interpreting or applying those laws or regulations, there is more than an insubstantial risk currently or within the 90 days following that opinion that:

          - the trust would be required to pay United States federal income tax relating to income accrued or received on the subordinated debt securities;

          - interest payable to the trust on the subordinated debt securities would not be deductible by KeySpan for United States federal income tax purposes; or

          - the trust would be required to pay more than a minimal amount of other taxes, duties or other governmental charges. (section 1.1)

         "Investment company event" means that the regular trustees will have received an opinion of a nationally recognized independent counsel which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940. (section 1.1)

         This prospectus refers to a tax event and an investment company event as "special events." If a special event occurs and continues, KeySpan may, upon not less than 30 days' notice, redeem the subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of the special event.

Redemption procedures

         The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions thereon have been paid.

         Once notice of redemption is given and funds are irrevocably deposited, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on the redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, payment will be made on the preceding business day.

         If payment of the redemption price for any trust preferred securities is improperly withheld or refused and not paid either by the trust or by KeySpan under the guarantee, distributions on those trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.

         In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed in accordance with the depositary's standard procedures.

         KeySpan or its subsidiaries may, at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws. (section 7.4)

Distribution of the subordinated debt securities

         KeySpan will have the right at any time to dissolve the trust. After satisfying the liabilities of its creditors, the trust may distribute subordinated debt securities in exchange for the trust preferred securities. (section 8.2)

         There can be no assurance as to the market prices for either the trust preferred securities or the subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of the trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered by this prospectus.

Trust enforcement events

         Upon the occurrence of an indenture event of default (as described below), the property trustee as the sole holder of the subordinated debt securities will have the right under the indenture to declare the principal of and interest on the subordinated debt securities to be immediately due and payable.

     If the property trustee fails to enforce its rights under the subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against KeySpan to enforce these rights without first suing the property trustee or any other person or entity. If a trust enforcement event has occurred and is continuing and the event is attributable to KeySpan's failure to pay interest or principal on the subordinated debt securities on the date that interest or principal is otherwise payable, then a holder of trust preferred securities may also bring a direct action against KeySpan.

         An "indenture event of default" is an event of default under the subordinated debt indenture and also constitutes a "trust enforcement event," which is an event of default under the declaration relating to the trust securities. Under the declaration, however, the holder of the common securities will be deemed to have waived any trust enforcement event relating to the common securities until all trust enforcement events relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust enforcement events relating to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the property trustee as to matters under the declaration, and therefore the subordinated debt indenture. (section 2.6)

Voting rights

         Except as described in this prospectus under "Description of the guarantee--Modification of guarantee; assignment," and except as required by law, the holders of the trust preferred securities will have no voting rights.

         The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct any proceeding for any remedy available to the property trustee, including to:

          - exercise the remedies available to it under the subordinated debt indenture;

          - waive any past indenture event of default and its consequences that is waivable under the subordinated debt indenture; or

          - consent to any amendment, modification or termination where consent is required.

         Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent.

         If an indenture event of default has occurred and not been cured, the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal and interest on the subordinated debt securities due and payable. However, where a consent or action under the subordinated debt indenture would require the consent of more than a majority of the aggregate principal amount of debt securities affected thereby, consent from the holders of that greater percentage would be required. See "--Description of the subordinated debt securities--Modifications and amendments."

         Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any of the trust preferred securities that are owned at the time by KeySpan or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, KeySpan, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated as if they were not outstanding.

         The procedures by which holders of trust preferred securities held in book-entry form may exercise their voting rights will be described in the applicable prospectus supplement.

         Holders of the trust preferred securities generally will have no rights to appoint or remove the regular trustees. Instead, the trustees may be appointed, removed or replaced solely by KeySpan as the indirect or direct holder of all of the common securities. (section 7.5)

Modification of the declaration

         The declaration may be amended from time to time without the consent of the holders of the trust preferred securities:

          - to cure any ambiguity or correct or supplement any provisions that may be defective or inconsistent with any other provision;

          - to add to the covenants, restrictions or obligations of KeySpan in its capacity as sponsor of the trust;

          - to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of than rule by any legislative body, court, government agency or regulatory authority; or

          - to modify, eliminate or add to any provisions as necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.

         Amendments made without the consent of the trust preferred securities cannot adversely affect in any material respect the rights of the holders of preferred or common securities.

         The declaration of trust may also be amended as to other matters with the consent of holders of at least 66 2/3% of the outstanding trust preferred securities. However, without the consent of each affected holder of preferred or common securities, the declaration of trust may not be amended to:

          - change the amount or timing of any distribution or otherwise adversely affect the amount of any distribution required to be made; or

          - restrict the right of a holder to institute suit for the enforcement of any payment.

     Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

          - cause the trust to be classified for United States federal income tax purposes as other than a grantor trust, or

          - cause the trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940. (section 11.1)

Global securities

         If a trust issues trust preferred securities in the form of one or more global securities, then that trust will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the trust preferred securities.

         The prospectus supplement will describe the specific terms of the depositary arrangement for trust preferred securities that are issued in global form. None of KeySpan, the trusts, the relevant trustees, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global trust preferred security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests. (section 7.12)

Information concerning the property trustee

         Prior to the occurrence of a default relating to the trust securities, the property trustee undertakes to perform only those duties as are specifically set forth in the declaration. After a default, the property trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust preferred securities unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. (section 6.3)

Paying agent

         If the trust preferred securities do not remain in book-entry only form, the following provisions will apply:

          -    the property trustee will act as paying agent; and

          - registration of transfers of trust preferred securities will be effected without charge (other than in respect of any tax or other government charge). (section 7.7)

Description of subordinated debt securities

         The subordinated debt securities which KeySpan will issue to the trust in exchange for its common and preferred securities will be issued pursuant to the subordinated debt indenture between KeySpan and JPMorgan Chase Bank, as the indenture trustee, described in "Description of Debt Securities" above. The subordinated debt indenture will be qualified under the Trust Indenture Act of 1939. The terms of the subordinated debt securities will include those stated in the subordinated debt indenture and those made a part of that indenture by the Trust Indenture Act. The following summary of the material terms of the subordinated debt securities is not intended to be complete and is qualified by the applicable prospectus supplement, the subordinated debt indenture, the Trust Indenture Act and other applicable law. The form of subordinated debt indenture (including all amendments) has been filed with the SEC as an exhibit to, and is incorporated by reference in, the registration statement of which this prospectus forms a part.

      General

         The subordinated debt securities will be issued as unsecured debt under the subordinated debt indenture. The subordinated debt securities will be limited in aggregate principal amount to the sum of the aggregate stated liquidation amount of the trust preferred securities and the common securities and will be subordinated and junior in right of payment to all of KeySpan's senior debt and may be subordinated to some of KeySpan's subordinated debt.

         The entire principal amount of the subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date specified in the applicable prospectus supplement.

         If subordinated debt securities are distributed to holders of trust preferred securities in liquidation of the holders' interests in the trust, the subordinated debt securities will initially be issued in the form of one or more global securities under depositary arrangements similar to those in effect for the trust preferred securities. In the event subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the subordinated debt securities will be registrable and subordinated debt securities will be exchangeable for securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. (section 7.2)

      Redemption

         KeySpan shall have the right to redeem the subordinated debt securities as described above under "Description of the Trust Preferred
Securities?Redemption." The redemption price will be specified in the applicable prospectus supplement.

      Interest

         The subordinated debt securities will bear interest at the rate specified in the applicable prospectus supplement, payable in arrears on the dates specified in the applicable prospectus supplement, unless interest is deferred as described below. Interest will be paid to the person in whose name the subordinated debt security is registered, with limited exceptions, at the close of business on the business day next preceding the interest payment date. In the event the subordinated debt securities shall not continue to remain in book-entry only form, KeySpan will select appropriate record dates.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full period will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the succeeding day that is a business day, and without any interest or other payment in respect of any delay. However, if that business day is in the succeeding calendar year, then the payment shall be made on the preceding business day, in each case with the same force and effect as if made on that date.

      Option to defer interest payments

         KeySpan can defer interest payments for up to five years. However, no deferral period may extend beyond the maturity of the subordinated debt securities. At the end of the deferral period, KeySpan will pay all interest then accrued and unpaid.

         During any deferral period, neither KeySpan nor any of its subsidiaries will be permitted to:

          - pay a dividend or make any other payment or distribution on its capital stock;

          - redeem, purchase or make a liquidation payment on any of its capital stock;

          - make an interest, principal or premium payment, or repay, repurchase or redeem, any of its debt securities that rank equal with or junior to the subordinated debt securities; or

          - make any guarantee payment with respect to any guarantee by KeySpan of debt securities of any of its subsidiaries, if the guarantee ranks equal to or junior to the subordinated debt securities.

         During any deferral period, however, KeySpan will be permitted to:

          - pay dividends or distributions by way of issuance of its common stock;

          - make payments under the guarantee in respect of the preferred and common securities;

          - declare or pay a dividend in connection with any shareholders' rights plan, or the issuing of stock under such a plan or repurchase those rights; and

          - purchase common stock relating to the issuing of common stock or rights under any of its benefit plans.

         KeySpan has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the subordinated debt securities.

         If the property trustee is the sole holder of the subordinated debt securities, KeySpan will give the regular trustees and the property trustee notice of its election to defer interest payments one business day prior to the earlier of:

          - the date distributions on the trust preferred securities would be payable, if not for the deferral period, or

          - the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the trust preferred securities of the record date or the date the distribution would be payable, if not for the deferral period, but in any event one business day prior to such record date. The regular trustees will give notice of KeySpan's selection of the deferral period to the holders of the trust preferred securities.

         If the property trustee is not the sole holder of the subordinated debt securities, KeySpan shall give the holders of the subordinated debt securities notice of its election to defer interest payments ten business days prior to the earlier of:

          -    the next succeeding interest payment date or

          - the date upon which KeySpan is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the subordinated debt securities of the record or payment date of such related interest payment, but in any event two business days prior to the record date.

      Indenture events of default

         If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the subordinated debt securities, will have the right to declare the principal of and the interest on the subordinated debt securities and any other amounts payable under the subordinated debt indenture to be immediately due and payable. An indenture event of default also constitutes a trust enforcement event. The holders of trust preferred securities in limited circumstances have the right to direct the property trustee to exercise its rights as the holder of the subordinated debt securities. See "Description of the trust preferred securities?Trust enforcement events" and "?Voting rights." (section 7.6)

         Despite the foregoing, if a trust enforcement event has occurred and is continuing and that event is attributable to KeySpan's failure to pay interest or principal on the subordinated debt securities when interest or principal is payable, KeySpan acknowledges that, in that event, a holder of trust preferred securities may sue for payment. KeySpan may not amend the subordinated debt indenture to remove this right to bring a direct action without the prior written consent of all of the holders of trust preferred securities.

      Miscellaneous

         The subordinated debt indenture provides that KeySpan will pay all fees and expenses related to:

          - the issuance and exchange of the trust securities and the subordinated debt securities;

          -    the organization, maintenance and dissolution of the trust;

          -    the retention of the trustees; and

          - the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Description of the guarantee

         The guarantee to be executed and delivered by KeySpan for the benefit of the holders of trust preferred securities will be qualified as an indenture under the Trust Indenture Act of 1939. JPMorgan Chase Bank will act as guarantee trustee for purposes of the Trust Indenture Act. The terms of the guarantee will include those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.

         The following briefly summarizes the material provisions of the guarantee. You should also read the particular terms of a guarantee, which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply, or additional provisions apply, to the trust preferred securities being offered. Wherever particular sections or defined terms of the guarantee are referred to, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by their reference.

      General

         Under, and to the extent set forth in, the guarantee, KeySpan will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments without duplication:

          - any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for distributions;

          - the redemption price per trust preferred security, to the extent the trust has funds available for redemptions; and

          - upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities, the lesser of:

          -    the  aggregate   liquidation   amount  of  the  trust   preferred
               securities and all accrued and unpaid distributions thereon, or

          - the amount of assets of the trust remaining for distribution to holders of the trust preferred securities upon a liquidation of the trust. (section 5.1)

      Status of the guarantee

         The guarantee will constitute an unsecured obligation of KeySpan and will rank:

          - subordinate and junior in right of payment to all of KeySpan's other liabilities,

          - on a parity with the most senior preferred or preference stock now or hereafter issued by KeySpan and with any guarantee now or hereafter entered into by KeySpan in respect of any trust preferred securities of any of its affiliates, and

          -    senior to KeySpan common stock. (section 6.2)

         The guarantee will not place a limitation on the amount of additional senior debt that KeySpan may incur.

         The guarantee will constitute a guarantee of payment and not of collection -- that is, the guaranteed party may institute a legal proceeding directly against KeySpan to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. (section 5.5) The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities in exchange for all their trust preferred securities. (section 7.1)

         The guarantee, when taken together with KeySpan's obligations under the subordinated debt securities, the subordinated debt indenture and the declaration, including KeySpan's obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by KeySpan of payments due on the trust preferred securities. See "Effect of obligations under the subordinated debt securities and the guarantee."

      Important covenants

         In the guarantee, KeySpan will covenant that, so long as any trust securities remain outstanding, if:

          - there shall have occurred any event of default under the subordinated debt indenture,

          - KeySpan shall be in default with respect to its payment of any obligations under the guarantee, or

          - KeySpan shall have given notice of its election to defer interest payments and shall not have rescinded that notice, and while interest is deferred,

then KeySpan will not, and will not permit any subsidiary to:

          - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of KeySpan's capital stock, or

          - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior in interest to the subordinated debt securities or make any guarantee payments with respect to any guarantee by KeySpan of the debt securities of any of its subsidiaries if the guarantee ranks on a parity with or junior in interest to the subordinated debt securities, other than:

          -    dividends or distributions in common stock of KeySpan,

          - payments under the guarantee made by KeySpan in respect of the trust securities of the trust,

          - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any rights plan in the future, or the redemption or repurchase of any rights under a rights plan, and

          - purchases of common stock related to the issuance of common stock or rights under any of its benefit plans. (section 6.1)

      Events of default

         An event of default under the guarantee will occur upon KeySpan's failure to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         If the guarantee trustee fails to enforce its rights under the guarantee, any holder of related trust preferred securities may directly sue KeySpan to enforce the guarantee trustee's rights under the guarantee without first suing the trust, the guarantee trustee or any other person or entity. (section 5.4)

         KeySpan, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the guarantee. (section 2.4)

      Modification of guarantee; assignment

         The guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the outstanding trust preferred securities and common securities. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of the securities. All guarantees and agreements contained in the guarantee shall bind KeySpan's successors, assignees, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding. (section 9.2)

      Information concerning the guarantee trustee

         Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only the duties as are specifically set forth in the guarantee. After a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in doing so. (section 3.1)

      Termination of the guarantee

         The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee. (section 7.1)

      Governing law

     The guarantee will be governed by and construed in accordance with the laws of New York. (section 9.5)

Effect of obligations under the subordinated debt securities and the guarantee

         The sole purpose of the trust is to issue the trust securities in exchange for KeySpan's subordinated debt securities. As long as payments of interest and other payments are made when due on the subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

          - the aggregate principal amount of subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

          - the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

          - under the subordinated debt indenture, KeySpan will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses and obligations of the trust other than those relating to the trust securities; and

          - the declaration further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

         Payments of distributions, to the extent there are available funds, and other payments due on the trust preferred securities, to the extent there are available funds, are guaranteed by KeySpan to the extent described in this prospectus. If KeySpan does not make interest payments on the subordinated debt securities, the trust will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee is a subordinated guarantee in relation to the trust preferred securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of those distributions.
See "Description of the guarantee."

         The guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that KeySpan has made a payment of interest or principal or other payments on the subordinated debt securities. The guarantee, when taken together with KeySpan's obligations under the subordinated debt securities and the subordinated debt indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions and all other amounts due on the trust preferred securities.

         KeySpan acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the trust preferred securities. If KeySpan fails to make payments under the guarantee, the guarantee allows the holders of the trust preferred securities to direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities may directly sue KeySpan to enforce the guarantee trustee's rights under the guarantee. Holders do not need to first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue KeySpan to enforce its right to receive payment under the guarantee. Holders do not first need to:

          - direct the guarantee trustee to enforce the terms of the guarantee; or

          -    sue the trust or any other person or entity. (guarantee,  section
               5.4)

                           Description of Common Stock


General

         KeySpan's certificate of incorporation presently authorizes the issuance of 450,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2001, there were 139,429,749 shares of common stock outstanding. As of such date, KeySpan had approximately 82,300 shareholders of record. The outstanding shares of common stock are, and the additional shares of common stock that may be offered hereby upon issuance will be, fully paid and nonassessable.

         The following briefly summarizes material provisions of KeySpan's common stock, KeySpan's certificate of incorporation and the related rights agreement and anti-takeover provisions of New York law.

Dividends

         The holders of KeySpan common stock are entitled to dividends and other distributions out of assets legally available at such times and in such amounts as KeySpan's directors may determine from time to time. Although KeySpan contemplates the payment of dividends, the payment of future dividends is dependent upon, among other factors, action by its board of directors, its financial condition, future earnings and the availability of cash.

Dividend limitations

         No dividends may be declared on common stock unless all cumulative dividends on outstanding preferred stock have been paid or declared and set apart for payment.

Voting rights

         Each share of common stock is entitled to one vote on all matters to be voted on by shareholders. Ordinarily, the holders of KeySpan common stock have sole voting power to elect KeySpan's directors; however, holders of KeySpan preferred stock could have the power to elect directors. KeySpan's certificate of incorporation provides that the board of directors may, from time to time, determine the extent of the voting rights, if any, of the shares of each series of preferred stock and determine whether the shares of any series having voting rights shall have multiple votes per share. The common stock does not have cumulative voting rights.

Preemptive rights

         Holders of KeySpan common stock do not have preemptive rights to purchase additional shares of common stock or securities convertible into shares of common stock.

Liquidation rights

         In the event of liquidation, the holders of KeySpan common stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of outstanding preferred stock.

         The number, designation, relative rights, preferences and limitations of the shares of the preferred stock, and of KeySpan common stock, are stated in full in its certificate of incorporation.

Anti-takeover effects of provisions of New York law and KeySpan's certificate of incorporation

         Certain provisions of New York law and KeySpan's certificate of incorporation could make more difficult or delay the acquisition of KeySpan by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, even though such a transaction may offer KeySpan's shareholders the opportunity to sell their stock at a price above the prevailing market price. KeySpan's board of directors believes that these provisions are appropriate to protect the interests of KeySpan and of its shareholders.

      New York anti-takeover statute

         KeySpan is subject to the business combination provisions of Section 912 of the New York Business Corporation Law and expects to continue to be so subject if and for so long as it has a class of securities registered under
Section 12 of the Securities Exchange Act of 1934, as amended. Section 912 provides, with specified exceptions, that a New York corporation may not engage in a business combination, such as a merger, consolidation, recapitalization or disposition of stock, with any "interested shareholder" for a period of five years from the date that person first became an interested shareholder unless:

          - the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder;

          - the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by an interested shareholder;

          - the business combination is approved by the disinterested shareholders at a meeting called no earlier than five years after the date that the interested shareholder first became an interested shareholder; or

          - the business combination meets certain valuation requirements for the capital stock of the New York corporation.

         An interested shareholder is defined as any person that is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation or is an affiliate or associate of the corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock. A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder.

         This statute could prohibit or delay the accomplishment of mergers, tender offers or other takeover or change in control attempts with respect to KeySpan and, accordingly, may discourage attempts to acquire it.

      "Anti-Greenmail"

         KeySpan is subject to Section 513 of New York's Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation's board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage or the corporation offers to purchase shares from all the holders on the same terms. KeySpan's certificate of incorporation does not currently provide for a higher percentage.

      No shareholder action by written consent

         KeySpan's certificate of incorporation eliminates the ability of shareholders to act by written consent. It further provides that special meetings of KeySpan shareholders may be called only by its board of directors.

          Advance notice requirements for shareholder proposals and director nominations

         KeySpan's by-laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal that a shareholder wishes to make at an annual meeting of shareholders. In general, a shareholder's notice of a director nomination or proposal will be timely if delivered to the secretary of KeySpan at its principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. These provisions may preclude shareholders from bringing matters before an annual meeting or from making nominations for directors at these meetings.

      Director vacancies and removal

         KeySpan's certificate of incorporation provides that vacancies in its board of directors may be filled only by the affirmative vote of a majority of the remaining directors. The certificate of incorporation also provides that directors may be removed from office only with cause and only by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

Rights agreement

         Under a rights agreement, each share of KeySpan common stock has associated with it one preferred stock purchase right. Each of these rights entitles its holder to purchase, at a purchase price of $95, subject to adjustment, "units" of one one-hundredth of a share of Series D preferred stock under circumstances provided for in the rights agreement.

         The purpose of the rights agreement is to:

          - give KeySpan's board of directors the opportunity to negotiate with any persons seeking to obtain control of KeySpan;

          - deter acquisitions of voting control of KeySpan without assurance of fair and equal treatment of all KeySpan shareholders; and

          - prevent a person from acquiring in the market a sufficient amount of KeySpan voting power to be in a position to block an action sought to be taken by KeySpan's shareholders.

The exercise of the rights would cause substantial dilution to a person attempting to acquire KeySpan on terms not approved by its board of directors and therefore would significantly increase the price that person would have to pay to complete the acquisition. The rights agreement may deter a potential acquisition or tender offer.

         Until a "distribution date" occurs, the rights will:

          -    not be exercisable;

          - be represented by the same certificate that represents the shares with which the rights are associated; and

          -    trade together with those shares.

The rights will expire at the close of business on March 30, 2009, unless earlier redeemed or exchanged by KeySpan.

         Following a "distribution date," the rights would become exercisable and KeySpan would issue separate certificates representing the rights, which would trade separately from the shares of KeySpan common stock.

         A "distribution date" would occur upon the earlier of:

          - ten business days after a public announcement that the person has become an "acquiring person"; or

          - ten business days after a person commences or announces its intention to commence a tender or exchange offer that, if successful, would result in the person becoming an "acquiring person."

         Under the rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 20% or more of the outstanding shares of KeySpan common stock. However, an "acquiring person" shall not include KeySpan, any of its subsidiaries, any of its employee benefit plans or any person or entity acting pursuant to such employee benefit plans. The rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other shareholders.

         If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of shares of KeySpan common stock having a market value two times the purchase price. If, following a public announcement that a person has become an acquiring person:

          - KeySpan merges or enters into any similar business combination transaction and KeySpan is not the surviving corporation; or

          - 50% or more of KeySpan's assets, cash flow or earning power is sold or transferred,

each holder of a right, other than the acquiring person, will be entitled to purchase a number of shares of common stock of the surviving entity having a market value two times the purchase price.

         After a person becomes an acquiring person, but prior to that person acquiring 50% of KeySpan common stock, KeySpan's board of directors may exchange the rights, other than rights owned by the acquiring person, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Class D Preferred Stock, or of a share of KeySpan's preferred stock having equivalent rights, preferences and privileges, for each right.

         At any time until the tenth business day following a public announcement that a person has become an acquiring person, KeySpan's board of directors may redeem all of the rights at a redemption price of $.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.

         A holder of rights will not, as such, have any rights as a shareholder of KeySpan, including rights to vote or receive dividends.

         At any time prior to the distribution date, KeySpan's board of directors may amend any provisions in the rights agreement. After the distribution date, the board of directors may amend the provisions of the rights agreement in order to:

          -    cure any ambiguity;

          -    shorten or lengthen any time period  under the rights  agreement;
               or

          - make changes that will not adversely affect the interests of the holders of rights;

provided, that no amendment may be made when the rights are not redeemable.

         The distribution of the rights will not be taxable to KeySpan or its shareholders. A shareholder may recognize taxable income when the rights become exercisable for common stock of KeySpan or an acquiring company.

Limitations of liability and indemnification matters

         As permitted by the New York Business Corporation Law, KeySpan's certificate of incorporation provides that a director is not personally liable to KeySpan or its shareholders for damages for any breach of duty in his capacity as a director unless a judgment or other final adjudication adverse to such director establishes that:

          - his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law;

          - such director personally gained a financial profit or other advantage to which he was not legally entitled; or

          -    his  acts   violated   Section  719  of  the  New  York  Business
               Corporation Law.

         The provisions of KeySpan's certificate of incorporation are intended to afford directors protection, and limit their potential liability, to the fullest extent permitted by New York law. As a result of the inclusion of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of certain of their fiduciary duties. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws. In addition, KeySpan's certificate of incorporation provides that it will indemnify its directors and officers to the fullest extent permitted by New York law.

         KeySpan has obtained directors' and officers' insurance for its directors and officers for specified liabilities.

Listing

         The outstanding shares of common stock are listed on the New York Stock Exchange and the Pacific Stock Exchange and application will be made to list the additional common stock offered under this prospectus on those exchanges.

Transfer agent and registrar

     The transfer agent and registrar for the common stock is The Bank of New York, Shareholder Services Dept., Church Street Station, P.O. Box 11258, New York, New York 10286-1258.

        Description of Stock Purchase Contracts and Stock Purchase Units


         KeySpan may issue stock purchase contracts, including contracts obligating holders to purchase from KeySpan, and KeySpan to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities or preferred stock of KeySpan, trust preferred securities of a trust or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require KeySpan to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

         The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

                    Description of Warrants and Warrant Units


         KeySpan may issue warrants, including debt warrants, which are warrants to purchase debt securities, and equity warrants, which include warrants to purchase common stock, preferred stock or depositary shares. KeySpan may issue warrants independently of or together with any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

         Each series of warrants will be issued under a separate warrant agreement to be entered into between KeySpan and a warrant agent. The warrant agent will act solely as KeySpan's agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement. The warrant agreement for a particular series of warrants will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.

         Each warrant unit will consist of a warrant under which the holder, upon exercise, will purchase (a) a specified number of shares of common stock and (b) any of a debt security, share of preferred stock or depositary share relating to preferred stock.

Debt Warrants

         The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

          -    the title and aggregate number of the debt warrants;

          -    any offering price of the debt warrants;

          - whether the debt warrants are to be issued with any debt securities, and, if so, the title, total principal amount and terms;

          - the number of debt warrants and debt securities that will be separately transferable;

          - any date on and after the debt warrants and debt securities will be separately transferable;

          - the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

          - the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants which may be exercised at any one time, and the final date on which the debt warrants may be exercised;

          - the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

          -    the terms of any right to redeem or call the debt warrants;

          -    any book-entry procedure information;

          - any currency or currency units in which the offering price and the exercise price are payable; and

          - any other terms of the debt warrants not inconsistent with the provisions of the debt warrant agreement.

Equity Warrants

         The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

          -    the title and aggregate number of the equity warrants;

          -    any offering price of the equity warrants;

          - the designation and terms of any preferred shares that are purchasable upon exercise of the equity warrants or that underlie depositary shares purchasable upon this exercise;

          - if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

          - if applicable, the date from and after the equity warrants and any securities issued with them will be separately transferable;

          - the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of an equity warrant and the price;

          - the time or period when the equity warrants are exercisable and the final date on which the equity warrants may be exercised and terms regarding any right of KeySpan to accelerate this final date;

          - if applicable, the minimum or maximum amount of the equity warrants exercisable at any one time;

          - any currency or currency units in which the offering price and the exercise price are payable;

          -    any applicable anti-dilution provisions of the equity warrants;

          -    any applicable redemption or call provisions; and

          - any additional terms of the equity warrants not inconsistent with the provisions of the equity warrant agreement.

Warrant Units

         The applicable prospectus supplement will describe the specific terms of any warrant units.

                  United States Federal Income Tax Consequences


         The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities, trust preferred securities, preferred stock and common stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities, trust preferred securities, preferred stock and common stock purchased on original issue at their issue price and held as capital assets by United States holders, and does not deal with special situations. For example, this summary does not address:

          - tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

          - tax consequences to persons holding debt securities, trust preferred securities, preferred stock or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

          - tax consequences to United States holders of debt securities, trust preferred securities, preferred stock or common stock whose "functional currency" is not the U.S. dollar;

          -    alternative minimum tax consequences, if any; or

          -    any state, local or foreign tax consequences.

         The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security does not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of that debt security could differ materially from the tax consequences described herein. KeySpan will summarize any special United States federal income tax considerations relevant to a particular issue of debt securities, trust preferred securities, preferred stock or common stock in the applicable prospectus supplement. KeySpan will also summarize certain United States federal income tax consequences, if any, applicable to any offering of depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units in the applicable prospectus supplement.

         For the purposes of this summary, a "United States holder" means a beneficial owner of the debt securities, trust preferred securities, preferred stock or common stock offered in this prospectus that is:

          -    a citizen or resident of the United States;

          - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

          - an estate the income of which is subject to United States federal income taxation regardless of its source; or

          - a trust that (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

         A "non-United States holder" means a beneficial owner of the debt securities, trust preferred securities, preferred stock or common stock that is not a United States holder.

         If a partnership holds the debt securities, trust preferred securities, preferred stock or common stock offered in this prospectus, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered debt securities, trust preferred securities, preferred stock or common stock, you should consult your tax advisors.

         If you are considering the purchase of debt securities, trust preferred securities, preferred stock or common stock, you should consult your own tax advisors concerning the United States federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt securities

      Consequences to United States holders

         The following is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of debt securities.

      Payments of interest

         Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

      Original issue discount

         If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when KeySpan determines that a particular debt security will be an original issue discount debt security.

         A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, provided the interest to be paid meets all of the following conditions:

          -    it is payable at least once per year;

          -    it is payable over the entire term of the debt security; and

          - it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

         KeySpan will give you notice in the applicable prospectus supplement when it determines that a particular debt security will bear interest that is not qualified stated interest.

         If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

         Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at KeySpan's option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

         If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

         The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

          - the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

          - the aggregate of all qualified stated interest allocable to the accrual period.

         OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. KeySpan is required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

         Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

          - the interest on a floating rate debt security is based on more than one interest index; or

          - the principal amount of the debt security is indexed in any manner.

         You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

      Short-term debt securities

         In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price.

         In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the interest is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

      Market discount

         If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

      Acquisition premium, amortizable bond premium

         If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

         If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt securities. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) KeySpan will exercise or not exercise options in a manner that minimizes your yield (except that KeySpan will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

      Sale, exchange and retirement of debt securities

         Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be taxed as a payment of interest for federal income tax purposes) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

     Extendible debt securities, renewable debt securities and reset debt securities

         If so specified in an applicable prospectus supplement relating to a debt security, KeySpan may have the option to extend the maturity of a debt security. In addition, KeySpan may have the option to reset the interest rate, the spread or the spread multiplier.

         The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by KeySpan pursuant to the exercise of the option. You may be treated for United States federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, which would be recognized subject to certain possible exceptions. Furthermore, the new debt securities might be subject to withholding, backup withholding and/or information reporting and might be deemed to be issued with OID.

         Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the new debt securities, except for any current interest payments.

         If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

         The presence of these options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if KeySpan issues a debt security and has an option or combination of options to extend the term of the debt security, KeySpan will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If KeySpan exercises such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date.

         You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

      Foreign currency debt securities

         Payments of interest

         If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

         If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

          -    the last day of the accrual period;

          - the last day of the taxable year if the accrual period straddles your taxable year; or

          - the date the interest payment is received if such date is within five days of the end of the accrual period.

         Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

         Original issue discount

         OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed:

          - first, as the receipt of any stated interest payment called for under the terms of the debt security;

          - second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

          -    third, as the receipt of principal.

         Market discount and bond premium

         The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

         Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

         If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

         Sale, exchange or retirement

         Your tax basis in a foreign currency debt security will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between the fair market value of the debt security in U.S. dollars on the date of purchase and your tax basis in the foreign currency. Such gain or loss will be ordinary income or loss.

         For purposes of determining the amount of any gain or loss you recognize on the sale, exchange, retirement or other disposition of a foreign currency debt security, the amount realized on such sale, exchange, retirement or other disposition generally will be the U.S. dollar value of the amount realized in foreign currency (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes) determined at the time of the sale, exchange, retirement or other disposition.

         However, regulations issued under Section 988 of the Code provide a special rule for purchases and sales of foreign currency debt securities traded on an established securities market by a cash method taxpayer, under which foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

         You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security.

         If a foreign currency debt security is denominated in one of certain hyperinflationary currencies, generally:

          - exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) the debt security was held, and

          - such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on, and an adjustment to the holder's tax basis in, the foreign currency debt security.

         Your tax basis in the foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is includible in income. Your tax basis in foreign currency received on the sale, exchange, retirement or other disposition of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States holder (or, upon election, an accrual basis United States holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement or other disposition. Accordingly, in such case, no foreign currency gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement or other disposition. Any gain or loss recognized by you on a sale, exchange, retirement or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in United States Treasury regulations or administrative pronouncements of the IRS.

         Dual currency debt securities

         If so specified in an applicable prospectus supplement relating to a foreign currency debt security, KeySpan may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. The United States federal income tax treatment of dual currency debt securities is uncertain. United States Treasury regulations currently in effect do not address the tax treatment of dual currency debt securities.

         An IRS announcement states that the IRS is considering issuing proposed regulations that would:

          - apply the principles contained in regulations governing contingent debt instruments to dual currency debt securities in the "predominant currency" of the dual currency debt securities and

          - apply the rules discussed above with respect to foreign currency debt securities with OID for the translation of interest and principal into U.S. dollars.

         The IRS states that these concepts are still under consideration. Persons considering the purchase of dual currency debt securities should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the ownership and disposition of such debt securities.

         If KeySpan exercises such an option, you may be considered to have exchanged your debt security denominated in the specified currency for a debt security denominated in the optional payment currency. If the exercise is treated as a taxable exchange, you will recognize gain or loss, if any, equal to the difference between your basis in the debt security denominated in the specified currency and the value of the debt security denominated in the optional payment currency. If the exercise of the option is not treated as an exchange, you will not recognize gain or loss and your basis in the debt security will be unchanged.

      Contingent payment debt securities

         The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which KeySpan would issue a fixed rate debt instrument with terms and conditions similar to the debt securities.

         KeySpan is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. Pursuant to the terms of the subordinated debt indenture, you will be bound by KeySpan's determination. For United States federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your interest accruals, and the adjustments thereto described below, in respect of the contingent payment debt securities. KeySpan will give notice in the applicable prospectus supplement when it determines that a particular debt security will be treated as contingent debt.

         The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

         If the actual payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional interest. A negative adjustment will:

          - first, reduce the amount of interest required in the current year;

          - second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that your total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years; and

          - third, any excess negative adjustments will be carried forward to offset future income or the amount realized on disposition.

         Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

         For special treatment of foreign currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement.

         The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement and consult your own tax advisors regarding the United States federal income tax consequences of the ownership and disposition of such debt securities.

      Consequences to non-United States holders

         The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of debt securities.

      United States federal withholding tax

         The 30% United States federal withholding tax will generally not apply to any payment of principal or interest, including OID, on debt securities provided that:

          - you do not actually or constructively own 10% or more of the total combined voting power of all classes of KeySpan voting stock within the meaning of the Code and the United States Treasury regulations;

          - you are not a controlled foreign corporation that is related to KeySpan through stock ownership;

          - you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code; and

          - either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your notes through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

         Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide KeySpan with a properly executed:

          - IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

          - IRS Form W-8ECI stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "United States federal income tax".

         The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

      United States federal income tax

         If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest, including OID, on a net income basis (although exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments.

         You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

          - the gain is effectively connected with your conduct of a trade or business in the United States; or

          - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

         Special rules may apply to some non-United States holders, such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holdings companies", certain United States expatriates and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

      United States federal estate tax

         Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that

          - you do not own 10% or more of the total combined voting power of all classes of KeySpan voting stock within the meaning of the Code and United States Treasury regulations and

          - interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

      Information reporting and backup withholding

      United States holders

         In general, information reporting requirements will apply to certain payments of principal and interest, including OID, paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status, or fail to report in full dividend and interest income.

      Non-United States holders

         In general, no information reporting or backup withholding will be required regarding payments that KeySpan makes to you provided that it does not have actual knowledge that you are a United States person and it has received from you the certification described above in the first sentence under "Consequences to non-United States holders--United States federal withholding tax."

         In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States-related financial intermediaries, if:

          - the payor receives the certification described above and does not have actual knowledge that you are a United States person; or

          -    you otherwise establish an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Trust preferred securities

      Classification of the trusts

         KeySpan intends to take the position that each trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a condition to the issuance of the subordinated debt securities, Simpson Thacher & Bartlett, special tax counsel to KeySpan, will deliver an opinion that under current law and assuming full compliance with the terms of the trust's amended and restated declaration, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the subordinated debt securities. Thus, you will be required to include in your gross income your pro rata share of the interest income or OID that is paid or accrued on the subordinated debt securities. See "Consequences to United States holders--Interest income and original issue discount" below.

      Classification of the subordinated debt securities

         KeySpan, the trust and you (by your acceptance of a beneficial ownership interest in a trust preferred security) will agree to treat the subordinated debt securities as indebtedness for all United States tax purposes. As a condition to the issuance of the subordinated debt securities, Simpson Thacher & Bartlett, special tax counsel to KeySpan, will deliver an opinion that under current law, and based upon certain facts and assumptions contained in such opinion, the subordinated debt securities will be classified as indebtedness for United States federal income tax purposes.

      Consequences to United States holders

      Interest income and original issue discount

         KeySpan anticipates that the subordinated debt securities will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below, the subordinated debt securities will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the subordinated debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

         If, however, KeySpan exercises its right to defer payments of interest on the subordinated debt securities, the subordinated debt securities will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the subordinated debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

         Under the OID economic accrual rules, the following occurs:

          - regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the subordinated debt securities using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

          -    the  actual  cash   payments  of  interest  you  receive  on  the
               subordinated debt securities would not be reported separately as taxable income;

          - any amount of OID included in your gross income (whether or not during a deferral period) with respect to the trust preferred securities would increase your tax basis in such trust preferred securities; and

          - the amount of distributions that you receive in respect of such accrued OID would reduce your tax basis in such trust preferred securities.

         The United States Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the subordinated debt securities were issued initially with OID merely because of KeySpan's right to defer payments of interest. If the IRS were successful in this regard, you would be subject to the special OID rules described above regardless of whether KeySpan exercises its option to defer payments of interest on such subordinated debt securities.

         If you are a corporate holder of trust preferred securities, you will not be entitled to a dividends received deduction with respect to any income you recognize with respect to the trust preferred securities.

      Distribution of subordinated debt securities or cash

         As described under the caption "Description of the Trust Preferred Securities--Distribution of the subordinated debt securities", the subordinated debt securities held by the trust may be distributed to you in exchange for your trust preferred securities when the trust is dissolved. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon a distribution, you will receive your pro rata share of the subordinated debt securities previously held indirectly through the trust. Your holding period and aggregate tax basis in the subordinated debt securities will equal the holding period and aggregate tax basis that you had in your trust preferred securities before the distribution. If, however, the trust would be required to pay United States federal income tax relating to income accrued or received on the subordinated debt securities, a tax event will occur. See "Description of the Trust Preferred Securities--Special event redemption". If KeySpan elects to distribute the subordinated debt securities to you at this time, the distribution would be taxable to the trust and to you.

         If you receive subordinated debt securities in exchange for your trust preferred securities, you would accrue interest in respect of the subordinated debt securities received from the trust in the manner described above under "--Interest income and original issue discount."

         In certain circumstances described above under the captions "Description of the Trust Preferred Securities--Redemption" and "Description of the Trust Preferred Securities--Special event redemption", KeySpan may redeem the subordinated debt securities, in whole or in part, and the trust will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debt securities so redeemed. The distribution of cash to holders of trust preferred securities would be taxable as described below under "--Sales of trust preferred securities or redemption of subordinated debt securities."

     Sales of trust preferred securities or redemption of subordinated debt securities

         If you sell your trust preferred securities or receive cash upon redemption of the subordinated debt securities, you will recognize gain or loss equal to the difference between:

          - your amount realized on the sale or redemption of the trust preferred securities or subordinated debt securities (less an amount equal to any accrued but unpaid qualified stated interest, which will be treated as a payment of interest for federal income tax purposes); and

          - your adjusted tax basis in your trust preferred securities or subordinated debt securities sold or redeemed.

         Your gain or loss will be a capital gain or loss, provided that you held the trust preferred securities or junor subordinated debt securities as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your trust preferred securities or subordinated debt securities for more than one year. Long-term capital gains of individual derived with respect to capital assets held for more than one year are currently subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

      Consequences to non-United States holders

         The following discussion only applies to you if you are a non-United States holder. As discussed above, the trust preferred securities will be treated by the parties as evidence of undivided beneficial ownership interests in the subordinated debt securities. See above under "--Classification of the trusts". The following discussion assumes that the subordinated debt securities will be treated as indebtedness for all United States tax purposes.

      United States federal withholding tax

         The 30% United States federal withholding tax will generally not apply to any payment of principal or interest, including OID, on the trust preferred securities (or the subordinated debt securities) provided that:

          - you do not actually or constructively own 10% or more of the total combined voting power of all classes of KeySpan voting stock within the meaning of the Code and the United States Treasury regulations;

          - you are not a controlled foreign corporation that is related to KeySpan through stock ownership;

          - you are not a bank whose receipt of interest on the trust preferred securities (or the subordinated debt securities) is described in Section 881(c)(3)(A) of the Code; and

          - either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, or (b) you hold your trust preferred securities (or subordinated debt securities) through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

         Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide KeySpan with a properly executed

          - IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

          - IRS Form W-8ECI stating that interest paid on the trust preferred securities (or the subordinated debt securities) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "United States federal income tax."

         The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, retirement or other disposition of trust preferred securities or subordinated debt securities.

      United States federal income tax

         If you are engaged in a trade or business in the United States and interest, including OID, on the trust preferred securities (or the subordinated debt securities) is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest, including OID, on a net income basis (although exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments.

         Any gain realized on the disposition of a trust preferred security (or a subordinated debt security) generally will not be subject to United States federal income tax unless:

          - that gain is effectively connected with the conduct of a trade or business by you in the United States; or

          - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

         Special rules may apply to some non-United States holders, such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies", certain United States expatriates and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local, and other tax consequences that may be relevant to them.

      United States federal estate tax

         Your estate will not be subject to United States federal estate tax on the trust preferred securities (or the subordinated debt securities) beneficially owned by you at the time of your death, provided that:

          - you do not own 10% or more of the total combined voting power of all classes of KeySpan voting stock within the meaning of the Code and United States Treasury regulations; and

          - interest on those trust preferred securities (or subordinated debt securities) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

      Information reporting and backup withholding

      United States holders

         In general, information reporting requirements will apply to certain payments of principal and interest, including OID, paid on the trust preferred securities (or the subordinated debt securities) and to the proceeds of the sale of trust preferred securities (or subordinated debt securities) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status, or fail to report in full dividend and interest income.

      Non-United States holders

         In general, no information reporting or backup withholding will be required regarding payments on the trust preferred securities (or the subordinated debt securities) that KeySpan makes to you provided that it does not have actual knowledge that you are a United States person and it has received from you the certification described above in the first sentence under "Consequences to non-United States holders--United States federal withholding tax."

         In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of trust preferred securities (or subordinated debt securities) made within the United States or conducted through certain United States-related financial intermediaries if:

          - the payor receives the certification described above and does not have actual knowledge that you are a United States person; or

          -    you otherwise establish an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

      Possible tax law changes

         Legislation proposed on January 24, 2002 contains a provision that generally would deny the interest deduction for interest paid or accrued on debt instruments that are not included as liabilities in the certified annual report of the issuer. This provision is proposed to be effective for instruments issued on or after the date of enactment of such legislation. There can be no assurance that the proposed legislation, future legislative proposals or any final legislation will not adversely affect the ability of KeySpan to deduct interest on the subordinated debt securities or otherwise affect the tax treatment of KeySpan or the investors in the trust preferred securities as described in this registration statement. Such a change could give rise to a tax event, which would permit KeySpan to redeem the subordinated debt securities. Such redemption would cause a mandatory redemption of the trust preferred securities and would constitute a taxable event as described above under "-- Consequences to United States holders--Sales of trust preferred securities or redemption of subordinated debt securities." See also "Description of the Trust Preferred Securities--Special event redemption" in this registration statement.

Common and Preferred Stock

      Consequences to United States holders

         The consequences of the purchase, ownership or disposition of KeySpan stock depend on a number of factors including:

          -    the term of the stock;

          - any put or call option or redemption provisions with respect to the stock;

          -    any  conversion  or exchange  features with respect to the stock;
               and

          -    the price at which the stock is sold.

         United States holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the ownership and disposition of stock with such terms.

      Consequences to non-United States holders

      Dividends

         In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

         A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid backup withholding as discussed below, will be required to satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals.

         If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

      Gain on disposition of common or preferred stock

         You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common or preferred stock unless:

          - the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

          - you are an individual holding the common or preferred stock as a capital asset and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

          - KeySpan is or has been a "United States real property holding corporation" for United States federal income tax purposes.

         If you are an individual non-United States holder described in the first of the three clauses above, you will be subject to United States federal income tax on the net gain derived from the sale. If you are an individual non-United States holder described in the second clause above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first clause above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

         KeySpan believes that it is currently a "United States real property holding corporation" for United States federal income tax purposes. So long as the common or preferred stock sold or otherwise disposed of is "regularly traded on an established securities market", however, only a non-United States holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder's holding period) more than 5% of such class of stock will be subject to United States federal income tax on the disposition of such stock.

      Federal estate tax

         If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

      Information reporting and backup withholding

         KeySpan will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. KeySpan may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

         Backup withholding generally will apply to dividends paid to you unless you satisfy the certification requirements of applicable United States Treasury regulations.

         Payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through some United States-related financial intermediaries will be subject to both backup withholding and information reporting unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge that you are a United States person or (2) you otherwise establish an exemption.

         Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your United States federal income tax liability provided the required information is provided to the IRS.

         Special rules may apply to some non-United States holders, such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies", certain United States expatriates and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local, and other tax consequences that may be relevant to them.

Preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and warrant units

         If you are considering the purchase of preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the ownership and disposition of the preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units, including any tax considerations relating to the specific terms of the preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants or warrant units.

                              ERISA Considerations


         The following is a summary of certain considerations associated with the purchase of the debt securities, preferred stock, depositary shares, common stock, stock purchase units, stock purchase contracts, trust preferred securities, warrants or warrants units by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "covered plan").

General fiduciary matters

         ERISA and the Code impose duties on fiduciaries of a covered plan subject to Title I of ERISA or Section 4975 of the Code and prohibit transactions involving the assets of a covered plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a covered plan or the management or disposition of the assets of a covered plan, or who renders investment advice for compensation to a covered plan, is generally considered a fiduciary of the covered plan.

         In considering investing assets of any covered plan in the offered securities, a fiduciary should determine whether the investment complies with the documents and instruments governing the covered plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the covered plan, including, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

         Any insurance company investing its general account assets in the offered securities should consider whether the investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and its regulations.

Prohibited Transaction Issues

         Section 406 of ERISA and Section 4975 of the Code prohibit covered plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions with "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a covered plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

         The acquisition and/or holding of the offered securities by a covered plan with respect to which KeySpan, the trusts, an underwriter or an agent is considered a party in interest or a disqualified person may result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the offered securities. These class exemptions include, without limitation:

          - PTCE 84-14 respecting transactions determined by independent qualified professional asset managers;

          -    PTCE 90-1 respecting insurance company pooled separate accounts;

          -    PTCE 91-38 respecting bank collective investment funds;

          -    PTCE 95-60  respecting life insurance  company general  accounts;
               and

          - PTCE 96-23 respecting transactions determined by in-house asset managers,

although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

         ERISA and the Code do not define "plan assets." However, the "Plan Asset Regulations" under ERISA provide that when a covered plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the covered plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless that equity participation by "benefit plan investors" is not significant or the entity is an "operating company," in each case as defined in the plan asset regulations. The plan asset regulations define an "equity interest" as any interest, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, including "Keogh" plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the plan asset regulations. The Department of Labor has stated that in determining whether equity participation in an entity by benefit plan investors is "significant," only the proportion of an insurance company general account's equity investment in the entity that represents plan assets should be taken into account and, therefore, the proportion of that investment that represents plan assets would equal the proportion of the insurance company general account as a whole that constitutes plan assets.

         For purposes of the plan asset regulations, a "publicly offered security" is a security that is:

          -    "freely transferable,"

          -    "widely held," and

          - (1) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such security is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (2) registered under
               Section 12 of the Exchange Act.

         KeySpan expects to qualify as an operating company within the meaning of the plan asset regulations. KeySpan does not anticipate that the trust preferred securities will constitute "publicly offered securities" for purposes of the plan asset regulations, that any of the trusts will be an investment company registered under the Investment Company Act or that any of the trusts will qualify as an operating company within the meaning of the plan asset regulations. In addition, if benefit plan investors invested in the trust preferred securities, the trusts would not be in a position to monitor whether those investments would be "significant" for purposes of the plan asset regulations.

Plan asset consequences

         If the assets of KeySpan or the trusts were deemed to be "plan assets" under ERISA, this would result, among other things, in:

          -    the   application   of   the   prudence   and   other   fiduciary
               responsibility standards of ERISA to investments made by KeySpan and the trusts; and

          - the possibility that certain transactions in which KeySpan and the trusts might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

         Because of the foregoing, the offered securities other than trust preferred securities (the "KeySpan Securities") should not be purchased or held by any person investing "plan assets" of any covered plan, if the purchase and holding will constitute a non-exempt prohibited transaction under ERISA and the Code or will violate any applicable similar laws.

         Because of the foregoing, the trust preferred securities should not be purchased or held by any person investing "plan assets" of any Plan (as defined below), except that an insurance company general account may purchase or hold the trust preferred securities if:

          - such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code and will not violate any applicable similar laws; and

          - less than 25% of the assets of such insurance company general account will constitute "plan assets" of any Plan.

Representation

         Accordingly, by accepting the offered securities other than trust preferred securities, each purchaser and subsequent transferee of those securities will be deemed to have represented and warranted that either:

          - no assets used to acquire those securities constitutes assets of any covered plan; or

          - the purchase and holding of those securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not violate any applicable similar laws.

         By accepting the trust preferred securities, each purchaser and subsequent transferee of the trust preferred securities will be deemed to have represented and warranted either that:

          - for the entire period during which it holds its interest in the trust preferred securities, no portion of such assets constitutes assets of any "employee benefit plan" within the meaning of
               Section 3(3) of ERISA, whether or not subject to Title I of ERISA, including any U.S. governmental or non-U.S. pension plan, or any "plan" subject to Section 4975 of the Code (each a "Plan") or

          - (x) the assets used to acquire the trust preferred securities constitute assets of an insurance company general account,

               (y) for the entire period during which such purchaser or transferee holds its interest in the trust preferred securities, less than 25% of the assets of such insurance company general account will constitute "plan assets" of any Plan, and

               (z) the acquisition and holding of the trust preferred securities will satisfy the requirements of the Department of Labor's Prohibited Transaction Class Exemption 95-60 and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons purchasing on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA,
Section 4975 of the Code or any similar laws.

                              Plan of Distribution


         KeySpan may sell the offered securities as follows:

               -    through underwriters or dealers; or

               -    through agents; or

               -    directly to purchasers.

         The prospectus supplement or term sheet for each offering of securities will describe that offering, including:

               -    the name or names of any underwriters, dealers or agents;

               - the purchase price and the proceeds to KeySpan from that sale;

               - any underwriting discounts and other items constituting underwriters' compensation;

               - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

               - any securities exchanges on which the debt securities of that series may be listed.

Underwriters

         Unless otherwise set forth in the prospectus supplement or term sheet, the obligations of the underwriters to purchase offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered securities if any are purchased.

         The offered securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from KeySpan in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of offered securities for whom they may act as agent. Underwriters may also sell offered securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         KeySpan may authorize underwriters to solicit offers by certain types of institutions to purchase offered securities from it at the public offering price stated in the prospectus supplement or term sheet required by delayed delivery contracts providing for payment and delivery on a specified date in the future. If KeySpan sells debt securities under these delayed delivery contracts, the prospectus supplement or term sheet will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

         KeySpan may also sell offered securities through agents designated by it from time to time. KeySpan will name any agents involved in the offer or sale of the offered securities and will list commissions payable by it to these agents in the prospectus supplement or term sheet. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless KeySpan states otherwise in the prospectus supplement or term sheet.

Direct sales

         KeySpan may sell offered securities directly to purchasers. In this case, KeySpan will not engage underwriters or agents in the offer and sale of offered securities.

Remarketing transactions

         KeySpan may also sell offered securities that it has purchased, redeemed or repaid or which are being remarketed on behalf of holders through one or more remarketing firms acting as principals for their own accounts or as KeySpan's agents. The applicable prospectus supplement or term sheet will identify any remarketing firms and describe the terms of KeySpan's agreement with them and their compensation. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Indemnification

         KeySpan may indemnify underwriters, dealers or agents who participate in the distribution of offered securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

         Some of the offered securities will be new issues of securities with no established trading market. Any underwriters that purchase offered securities from KeySpan may make a market in these debt securities. The underwriters will not be obligated, however, to make a market in the offered securities and may discontinue market-making at any time without notice to holders of those securities. KeySpan cannot assure you that there will be liquidity in the trading market for any offered securities of any series.

                                 Legal Opinions


         The validity of the securities offered by KeySpan in this prospectus will be passed upon for it by Simpson Thacher & Bartlett, New York, New York and the validity of the trust preferred securities offered by the trusts will be passed upon by Richards, Layton & Finger, P.A. Certain legal matters will be passed upon for any agents or underwriters by Simpson Thacher & Bartlett or other counsel identified in the prospectus supplement or term sheet.

                                     Experts


         Arthur Andersen LLP, independent accountants, audited the financial statements for the nine months ended December 31, 1998 and the twelve months ended December 31, 1999 and the twelve months ended December 31, 2000, and related schedules incorporated by reference in this prospectus. Arthur Andersen LLP, also audited the financial statements for Eastern Enterprises for the twelve months ended December 31, 1998 and December 31, 1999, and related schedules incorporated by reference in this prospectus. These financial statements and schedules are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP, as experts in accounting and auditing in giving the reports.

                       Where You Can Find More Information


         KeySpan files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. KeySpan's SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

         KeySpan and the trusts filed a registration statement on Form S-3 with the SEC covering the offered securities. For further information on KeySpan and the offered securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of the offered securities. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. KeySpan and the trusts have included copies of these documents in an exhibit to its registration statement of which this prospectus is a part.

         The SEC allows KeySpan to "incorporate by reference" the information that it files with the SEC, which means that KeySpan can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that KeySpan files with the SEC will automatically update and supersede this information. KeySpan incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.

               - KeySpan's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

               - Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30 and September 30, 2001; and

               - KeySpan's Current Reports on Form 8-K filed October 6, 2000; January 25, May 24, July 17, July 26, October 24 and December 6, 2001; and January 24, 2002.

         You may request a copy of these filings, or any of KeySpan's or the trusts' SEC filings, at no cost, over the Internet at its web site at http://www.keyspanenergy.com or by writing or telephoning KeySpan at the following address:

                               Investor Relations
                               KeySpan Corporation
                              One MetroTech Center
                            Brooklyn, New York, 11201
                                 (718) 403-3385

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions, are as follows:
Securities and Exchange Commission Registration Fee.............................................$110,400
New York Stock Exchange Listing Fee.............................................................$100,000
Legal Fees and Expenses.........................................................................$250,000
Accountants Fees and Expenses....................................................................$50,000
Blue sky fees and expenses.......................................................................$10,000
Trustee Fees and Expenses........................................................................$20,000
Rating Agency Fees..............................................................................$100,000
Printing and Delivery Expenses...................................................................$75,000
Miscellaneous Expenses............................................................................$4,600
                                                                                                   -----
      Total*....................................................................................$720,000
                                                                                                 =======

--------------
*  All of the above expenses are estimated except for the SEC filing fee.

Item 15.  Indemnification of Directors and Officers.

         The New York Business Corporation Law ("BCL"), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

         Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

         Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification.
Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. KeySpan Corporation has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

         Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of KeySpan Corporation contains provisions eliminating the personal liability of directors to the extent permitted by New York law.

         The KeySpan Corporation's certificate of incorporation provides generally that it shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil or criminal by reason of the fact that such person is or was an officer or director against all expense, liability and loss (including, but not limited to all attorneys' fees, judgments, fines, pension plan taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The certificate of incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

Item 16.  List of Exhibits.

         See Exhibit Index

Item 17.  Undertakings.

      (a)The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, KeySpan Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on this 6th day of February, 2002.

                                          KEYSPAN CORPORATION
                                          Issuer of Securities
                                          (Registrant)

                                          By: /s/ Gerald Luterman
                                              -------------------
                                          Gerald Luterman
                                          Chief Financial Officer and Executive
                                          Vice-President
                                          (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                                                             Date:

                            *                                February 6, 2002
-----------------------------------------------------------
Robert B. Catell
Chief Executive Officer and Director
(Principal Executive Officer)



/s/ Gerald Luterman                                          February 6, 2002
-----------------------------------------------------------
Gerald Luterman
Chief Financial Officer and Executive Vice-President
(Principal Financial Officer)



/s/ Ronald Jendras                                           February 6, 2002
-----------------------------------------------------------
Ronald Jendras
Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)



                            *                                February 6, 2002
-----------------------------------------------------------
Lilyan H. Affinito
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Andrea S. Christensen
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Howard R. Curd
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Donald H. Elliott
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Alan H. Fishman
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Vicki L. Fuller
Director



                            *                                February 6, 2002
-----------------------------------------------------------
J. Atwood Ives
Director



                            *                                February 6, 2002
-----------------------------------------------------------
James R. Jones
Director



                            *                                February 6, 2002
-----------------------------------------------------------
James L. Larocca
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Craig G. Matthews
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Stephen W. McKessy
Director



                            *                                February 6, 2002
-----------------------------------------------------------
Edward D. Miller
Director



                            *                                February 6, 2002
-----------------------------------------------------------
James Q. Riordan
Director



*By: /s/ Ronald Jendras                                      February 6, 2002
     -----------------------------------------
         Ronald Jendras, as Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, KeySpan Trust I, KeySpan Trust II and KeySpan Trust III each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on the 6th of February, 2002.



                                                     KEYSPAN TRUST I



                                                     /s/ Ronald S. Jendras
                                                     ---------------------------
                                                     Ronald S. Jendras
                                                     Trustee



                                                     /s/ Richard A. Rapp
                                                     ---------------------------
                                                     Richard A. Rapp
                                                     Trustee



                                                     /s/ Michael J. Taunton
                                                     ---------------------------
                                                     Michael J. Taunton
                                                     Trustee




                                                     KEYSPAN TRUST II



                                                     /s/ Ronald S. Jendras
                                                     ---------------------------
                                                     Ronald S. Jendras
                                                     Trustee



                                                     /s/ Richard A. Rapp
                                                     ---------------------------
                                                     Richard A. Rapp
                                                     Trustee



                                                     /s/ Michael J. Taunton
                                                     ---------------------------
                                                     Michael J. Taunton
                                                     Trustee




                                                     KEYSPAN TRUST III



                                                     /s/ Ronald S. Jendras
                                                     ---------------------------
                                                     Ronald S. Jendras
                                                     Trustee



                                                     /s/ Richard A. Rapp
                                                     ---------------------------
                                                     Richard A. Rapp
                                                     Trustee



                                                     /s/ Michael J. Taunton
                                                     ---------------------------
                                                     Michael J. Taunton
                                                     Trustee

                                  EXHIBIT INDEX

     1.1** Form of underwriting agreement for debt securities

     1.2* Form of underwriting agreement for preferred stock

     1.3* Form of underwriting agreement for depositary shares

     1.4* Form of underwriting agreement for trust preferred securities

     1.5* Form of underwriting agreement for common stock

     1.6* Form of underwriting agreement for stock purchase contracts

     1.7* Form of underwriting agreement for stock purchase units

     4.1 Certificate of Incorporation of KeySpan Corporation effective April 16, 1998, Amendment to the Certificate of Incorporation of KeySpan Corporation effective May 26, 1998, Amendment to the Certificate of Incorporation of KeySpan Corporation effective June 1, 1998, Amendment to the Certificate of Incorporation of KeySpan Corporation effective April 7, 1999 and Amendment to the Certificate of Incorporation of KeySpan Corporation effective May 20, 1999 (filed as Exhibit 3.1 to KeySpan Corporation's 10-Q for the quarterly period ended June 30, 1999 and incorporated herein by reference)

     4.2 ByLaws of KeySpan Corporation in effect on September 10, 1998, as amended (filed as Exhibit 3.1 to KeySpan Corporation's Form 8-K/A, Amendment No. 2, on September 29, 1998 and incorporated herein by reference)

     4.3** Form of Common Stock Certificate

     4.4 Indenture, dated as of November 1, 2000, between KeySpan Corporation and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as trustee, with respect to the senior debt securities (filed as Exhibit
          4.4 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference). The forms of senior debt securities with respect to each particular series of senior debt securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K and shall be deemed to the incorporated herein by reference

     4.5**Form  of  Subordinated   Indenture  between  KeySpan  Corporation  and
          JPMorgan Chase Bank, as trustee, with respect to the subordinated debt securities. The forms of subordinated debt securities with respect to each particular series of subordinated debt securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K and shall be deemed to be incorporated herein by reference.

     4.6**Form of First Supplemental Indenture, between the KeySpan Corporation and JPMorgan Chase Bank, as trustee, with respect to the senior debt securities

     4.7**Form of Supplemental Indenture relating to subordinated debentures for trust preferred securities issuance 4.8 Certificate of Trust of KeySpan Trust I (filed as Exhibit 4.7 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference)

     4.9 Certificate of Trust of KeySpan Trust II (filed as Exhibit 4.8 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference)

     4.10 Certificate of Trust of KeySpan Trust III (filed as Exhibit 4.9 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference)

     4.11 Declaration of Trust of KeySpan Trust I (filed as Exhibit 4.10 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference)

     4.12 Declaration of Trust of KeySpan Trust II (filed as Exhibit 4.11 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference)

     4.13 Declaration of Trust of KeySpan Trust III (filed as Exhibit 4.12 to KeySpan Corporation's registration statement on Form S-3/A, Amendment No.1, on May 17, 2001 and incorporated herein by reference)

     4.14** Form of Amended  and  Restated  Declaration  of Trust for each trust
          (including the forms of preferred security and common security to be issued thereunder)

     4.15** Form of Guarantee with respect to the preferred securities of each trust

     4.16 Rights Agreement, dated March 30, 1999, by and between the Registrant and The Bank of New York, as Rights Agent (filed as Exhibit 4 to the Registrant's Current Report on Form 8-K filed on March 30, 1999 and incorporated herein by reference). The Rights Agreement includes the Certificate of Amendment to the Certificate of Incorporation for the Series D Preferred Stock as Exhibit A thereto, the Form of Rights Certificate as Exhibit B thereto and the Summary of Rights to Purchase Series D Preferred Stock as Exhibit C thereto.

     4.17** Form of Certificate of Amendment with respect to the preferred stock

     4.18** Form of deposit  agreement  with  respect to the  depository  shares
          (including form of depository receipts to be issued thereunder)

     4.19** Form of Purchase Contract Agreement

     4.20** Form of Debt Warrant Agreement

     4.21** Form of Stock Warrant Agreement

     4.22** Form of Unit Agreement

     4.23** Form of subordinated debt security to be issued to each trust

     4.24** Form of senior debt security to be issued

     5.1**Opinion and consent of Simpson  Thacher & Bartlett as to the  validity of the debt securities, preferred stock, depositary shares, guarantees, common stock, rights to purchase Series D preferred stock, stock purchase units, stock purchase contracts, warrants and warrant units of KeySpan Corporation being registered

     5.2**Opinion and consent of Richards, Layton & Finger, P.A. as to the validity of the trust preferred securities being registered

     8.1**Opinion and consent of Simpson Thacher & Bartlett regarding certain tax matters

     12.1** Computation in support of ratio of earnings to fixed charges and ratio of combined fixed charges and preferred dividends

     23.1 Consent of Simpson Thacher & Bartlett (Included in Exhibit 5.1 above)

     23.2 Consent of Richards, Layton & Finger, P.A. (Included in Exhibit 5.2 above)

     23.3** Consent of Arthur Andersen LLP

     23.4** Consent of Arthur Andersen LLP

     23.5 Consent of Simpson Thacher & Bartlett (Included in Exhibit 8.1 above)

     24.1** Powers of attorney

     25.1** Form T-1 statement of eligibility and qualification  under the Trust
          Indenture Act of 1939 (a "Form T-1") of JPMorgan Chase Bank ("Chase"), as trustee under the indenture with respect to the senior debt securities

     25.2** Form T-1 of Chase as trustee under the indenture with respect to the subordinated debt securities

     25.3** Form T-1 of Chase as trustee under the declaration of trust of KeySpan Trust I

     25.4** Form T-1 of Chase as trustee under the declaration of trust of KeySpan Trust II

     25.5** Form T-1 of Chase as trustee under the declaration of trust of KeySpan Trust III

     25.6** Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of KeySpan Trust I

     25.7** Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of KeySpan Trust II

     25.8** Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of KeySpan Trust III


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*     To be filed as an Exhibit to a Current Report on Form 8-K

**    Filed herewith.